UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

GAYLORD ENTERTAINMENT COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Gaylord Entertainment Company at the Gaylord Palms Resort and Convention Center in Kissimmee, Florida on May 3, 2007 at 10:00 a.m. local time.

Details of the business that will be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting, proxy statement and proxy card.

It is important that your shares be represented and voted at the Annual Meeting. If you do not plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. If you received your Annual Meeting materials via email, the email contains voting instructions and links to the annual report and proxy statement on the Internet, which are both available at www.gaylordentertainment.com on the Investor Relations page. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Colin V. Reed
Chief Executive Officer, President
and Chairman of the Board

GAYLORD ENTERTAINMENT COMPANY
One Gaylord Drive
Nashville, Tennessee 37214
(615) 316-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. local time on Thursday, May 3, 2007

PLACE	Gaylord Palms Resort and Convention Center 6000 West Osceola Parkway Kissimmee, Florida 34746

ITEMS OF BUSINESS	(1) To elect nine (9) members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

(2) To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2007.

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement.

RECORD DATE	You may vote if you were a stockholder of record at the close of business on March 13, 2007.

ANNUAL REPORT	Our 2006 Annual Report to Stockholders, which is not part of the proxy solicitation materials, is also enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. If you do not plan to attend the Annual Meeting, please COMPLETE, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the reply envelope or, if you received the proxy materials via email, follow the voting instructions contained in the email.

A proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

CARTER R. TODD Secretary

Nashville, Tennessee
April 2, 2007

PROXY STATEMENT

The Board of Directors of Gaylord Entertainment Company (“Gaylord,” the “Company,” “we” or “us”) is soliciting proxies for the 2007 Annual Meeting of Stockholders on May 3, 2007, and any postponements and adjournments of such meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.  A copy of our 2006 Annual Report to Stockholders, this Proxy Statement and accompanying proxy card are being mailed to our stockholders beginning on or about April 2, 2007.

QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote on the election of nine (9) members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The stockholders will also be asked to vote on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2007. The stockholders also will transact any other business that properly comes before the meeting.

Who may vote?

You may vote if you were a holder of record of shares of our common stock at the close of business on March 13, 2007 (the record date). On the record date, there were 40,908,309 shares of common stock outstanding. The shares were held by approximately 2,094 holders of record. You are entitled to one vote for each share of common stock held by you as of the record date.

How do I cast my vote?

If you hold the shares in your own name, you can vote in person at the meeting or by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you vote by proxy, the proxies identified on the back of the proxy card will vote your shares in accordance with your instructions. If you submit a signed proxy card but do not mark the boxes showing how you wish to vote, the proxies will vote your shares FOR the proposal.

In addition, Gaylord stockholders can vote using the Internet or by phone. To use the Internet, log onto www.proxyvote.com to transmit your voting instructions up until 11:59 p.m. Eastern time on May 2, 2007 (for shares in Gaylord’s 401(k) Savings Plan, the voting deadline is 11:59 p.m. Eastern time on May 1, 2007). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. To vote by phone, dial 1-800-690-6903 using a touch-tone telephone up until 11:59 p.m. Eastern time on May 2, 2007 (for shares in Gaylord’s 401(k) Savings Plan, the voting deadline is 11:59 p.m. Eastern time on May 1, 2007). Have your proxy card in hand when you call and then follow the instructions.

What if my shares are held in “street name” by a broker?

If you do not own your shares directly, but instead are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give instructions, the shares will be treated as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you. The proposals to be presented at the Annual Meeting are considered routine and therefore may be voted upon by your broker if you do not give instructions for the shares held by your broker.

How are shares in the Company’s 401(k) Savings Plan voted?

Participants in the Company’s 401(k) Savings Plan are entitled to vote the shares held under the 401(k) Savings Plan in their name. To do this you must sign and timely return the proxy card you received with this Proxy Statement. Your proxy card will be considered your confidential voting instructions, and the 401(k) Savings Plan trustee will direct your vote in the manner you indicate on the proxy card. In order to do this, the proxy results for the shares held in the 401(k) Savings Plan will be tabulated by our transfer agent for all plan participants and reported to the 401(k) Savings Plan trustee on an aggregate basis. The overall vote tallies will not show how individual participants voted. The trustee will vote the shares at the meeting through the custodian holding the shares. If a plan participant’s voting instructions are not received by our transfer agent before the meeting, or if the proxy is revoked by the participant before the meeting, the shares held by that participant will be considered unvoted. All unvoted shares in the plan will be voted at the Annual Meeting by the 401(k) Savings Plan trustee.

What shares are included on my proxy card?

Your proxy card represents all shares registered in your name with the transfer agent on the record date, including those shares owned pursuant to the Company’s 401(k) Savings Plan.

How many shares must be present to hold the Annual Meeting?

The holders of a majority of the shares of our common stock outstanding on the record date, or 20,454,155 shares, in person or by a valid proxy, must be present at the meeting for any business to be conducted, known as a “quorum.” Proxies received but marked as “withhold authority,” “abstain” and/or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment. We also may adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

How does the Board recommend I vote on each of the proposals?

The Board recommends that you vote: FOR the election of each nominee to the Board; and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2007.

How do I change my vote?

You can revoke your proxy at any time before the meeting by:

•	submitting a later-dated proxy card by mail, internet or phone (as provided above under “How do I cast my vote?”);

•	giving written notice to Carter R. Todd, the Secretary of the Company, stating that you are revoking your proxy; or

•	attending the Annual Meeting and voting your shares in person.

Who will count the votes?

Representatives of our transfer agent, Computershare, will count the votes and act as the independent inspectors of the election.

What if I send in my proxy card and do not specify how my shares are to be voted?

If you send in a signed proxy but do not give any voting instructions, your shares will be: (a) voted FOR election of the nine (9) nominees to the Board of Directors; and (b) voted FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

How will the proxies vote on any other business brought up at the Annual Meeting?

We are not aware of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the meeting, your signed proxy card authorizes Colin V. Reed, Ralph Horn and Carter R. Todd to use their discretion to vote on these other matters.

What are my voting options on the Election of Directors proposal?

You have three choices on the Election of Directors proposal to be voted upon at the Annual Meeting. You may:

•	vote for all of the director nominees as a group;

•	withhold authority to vote for all director nominees as a group; or

•	vote for all director nominees as a group except those nominees you identify on the appropriate line.

How many votes are required to approve the Election of Directors proposal?

Pursuant to our Bylaws, directors must be elected by a plurality of the votes of the shares present (in person or by proxy) and entitled to vote for the election of directors. This means that the nine (9) nominees receiving the greatest number of votes will be elected as directors. If you withhold authority to vote for a director, your withholding authority will have no effect on the outcome. Broker non-votes also will have no effect on the voting outcome of the election of directors.

How many votes are required to approve the other matters?

For the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and any other matter that properly comes before the meeting, the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on such matter is required. A proxy card marked “ABSTAIN” will not be counted “for” or “against” any such matter and, if the matter is non-discretionary, broker non-votes will not be counted “for” or “against” any such matter. If you abstain from voting on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against the proposal. As noted above, if any other matter properly comes before the meeting, your signed proxy card authorizes Colin V. Reed, Ralph Horn and Carter R. Todd to use their discretion to vote on any such matter.

Is my vote confidential?

Yes. All proxy cards and vote tabulations that identify an individual stockholder are kept confidential. Except to meet legal requirements, your vote will not be disclosed to us unless:

•	a proxy solicitation is contested;

•	you write comments on the proxy card; or

•	you authorize disclosure of your vote.

This policy does not prevent us from ascertaining which stockholders have voted or from taking actions designed to encourage stockholder voting.

How is this proxy solicitation being conducted?

We will bear the cost of soliciting proxies for the Annual Meeting. We have retained Automatic Data Processing, Inc. to assist in the solicitation and will pay approximately $5,000 for its assistance. Our officers and employees may also solicit proxies by mail, telephone, e-mail or facsimile transmission. They will not be paid additional remuneration for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our common stock.

ELECTION OF DIRECTORS

You may vote on the election of nine (9) directors to the Board of Directors.

The current Board of Directors consists of ten (10) directors. All of our directors are elected annually. Nine (9) directors will be elected at the Annual Meeting, with one (1) current director not standing for reelection at the Annual Meeting. All of the nominees are currently directors. The Board expects all of the nominees named below to be available for election. In case any nominee is not available, the person or persons voting the proxies may vote your shares for such other person or persons designated by the Board if you have submitted a proxy card.

Directors will be elected by a plurality of the shares present (in person or by proxy) and entitled to vote for the election of directors. Each of the nominees shall be elected to serve as a director until the annual meeting of stockholders in 2008 or until his or her respective successor is duly elected and qualified, or until his or her earlier resignation or removal.

Information About the Nominees for Director

Information concerning the nominees proposed by the Board for election as directors is set forth below.

Michael J. Bender	Director since 2004. Age 45.

Mr. Bender has been an executive of Cardinal Health, a provider of products and services to the healthcare industry, since 2003 and is currently the President/General Manager of its retail and alternate care business. Prior to that time, Mr. Bender was Vice President of Store Operations for Victoria’s Secret Stores, an owner and operator of women’s retail clothing stores. He also spent 14 years at beverage distributor PepsiCo in a variety of sales, finance and operating roles.

E. K. Gaylord II	Director since 1977. Age 49.

Mr. Gaylord served as the Company’s Chairman of the Board from May 1999 through April 2001. He served as interim President and Chief Executive Officer of the Company from July 2000 until September 2000, and as Vice-Chairman of the Board from May 1996 to May 1999. He was the President of the Oklahoma Publishing Company from June 1994 until December 2002. Mr. Gaylord has been Chairman of Gaylord Sports Management since January 2004 and Chairman of Gaylord Films since June 2002.

E. Gordon Gee	Director since 2002. Age 63.

Mr. Gee is Chancellor of Vanderbilt University, a position he has held since August 2000. Previously, Mr. Gee was President of Brown University from January 1998 and was President of Ohio State University from September 1990 to January 1998. Mr. Gee is a member of the board of directors of toymaker Hasbro, Inc., retailer Limited Brands, Inc., retailer Dollar General Corp. and coal producer Massey Energy Company.

Ralph Horn	Director since 2001. Age 66.

Mr. Horn served as the Chairman of the Board of financial services company First Tennessee National Corporation (now First Horizon National Corporation) and First Tennessee Bank, National Association, its principal subsidiary, from 1996 until his retirement in December 2003. Mr. Horn served as Chief Executive Officer of First Tennessee National Corporation from 1994 through 2002 and as its President from 1991 through 2001. Mr. Horn is a director of gaming company Harrah’s Entertainment, Inc. and Mid-America Apartment Communities, Inc., an owner of apartment communities.

Ellen Levine	Director since 2004. Age 64.

Ms. Levine is Editorial Director of Hearst Magazines, one of the world’s largest magazine publishers. Prior to assuming this role in 2006, Ms. Levine had served as Editor-in-Chief of the Hearst publication Good Housekeeping since 1994. In 2000, she was instrumental in founding O, The Oprah Magazine, and continues to serve as its Editorial Consultant. Ms. Levine also served as Editor-in-Chief of Redbook (1990-1994) and Woman’s Day

(1982-1990) and as a Senior Editor of Cosmopolitan (1976-1982). She is also a director of Finlay Enterprises, Inc., the parent company of Finlay Fine Jewelry.

R. Brad Martin	Director since 2006. Age 55.

Mr. Martin is the Chairman of the Board of Directors of clothing retailer Saks Incorporated, a position he has held since 1987. From 1989 to January 2006, Mr. Martin served as Chairman and Chief Executive Officer of Saks and its predecessor, Proffit’s, Inc. Mr. Martin is a director of Harrah’s Entertainment, Inc. and First Horizon National Corporation.

Colin V. Reed	Director since 2001. Age 59.

Mr. Reed has served as President and Chief Executive Officer and a director of the Company since April 2001, and Mr. Reed was also elected Chairman of the Board of Directors of the Company in May 2005. Prior to joining the Company, Mr. Reed had served as a member of the three-executive Office of the President of Harrah’s Entertainment, Inc. since May 1999, and he had served as Harrah’s Chief Financial Officer since April 1997. Mr. Reed also was a director of Harrah’s from 1998 to May 2001. Mr. Reed served in a variety of other management positions with Harrah’s and its predecessor, hotel operator Holiday Corporation, since 1977. Mr. Reed is a director of First Horizon National Corporation.

Michael D. Rose	Director since 2001. Age 65.

Mr. Rose served as Chairman of the Board of the Company from April 2001 through May 2005 and has served as Chairman of the Executive Committee of the Board of the Company since May 2005. Mr. Rose currently serves as Chairman of the Board of Directors of First Horizon National Corporation. Since 1998, Mr. Rose has been a private investor and Chairman of Midaro Investments, a privately held investment firm. In 1995, Mr. Rose became Chairman of the Board of both the Promus Hotel Corporation and Harrah’s Entertainment, Inc. when the two companies split into two publicly-traded companies. He retired from the Boards of Harrah’s in 1996 and Promus in 1997. Mr. Rose also served as Chairman from 1990 to 1995, and Chief Executive Officer from 1990 to 1994, of the Promus Companies, Incorporated. Mr. Rose is also a director of restaurant operator Darden Restaurants, Inc. and food manufacturer General Mills, Inc.

Michael I. Roth	Director since 2004. Age 61.

Mr. Roth is Chairman and Chief Executive Officer of the Interpublic Group of Companies, a global marketing services company. He was appointed Interpublic’s Chief Executive Officer in January of 2005. Prior to becoming Chairman of Interpublic in July 2004, Mr. Roth had been a member of Interpublic’s Board of Directors since 2002. Previously, Mr. Roth was Chairman of the Board and Chief Executive Officer of financial services company The MONY Group Inc. and its predecessor entities since 1997. Mr. Roth is also a director of Pitney Bowes, Inc., an office technology provider.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THESE NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

Information About Director Not Standing for Reelection

Robert P. Bowen	Director since 2003. Age 65.

Mr. Bowen was a partner at the accounting firm Arthur Andersen LLP until his retirement in 1999, and from 1980 to 1998 he was the partner-in-charge of the audit practice of Andersen’s Memphis and Little Rock offices. Mr. Bowen joined Andersen in 1968 and for more than 25 years specialized in the hospitality/hotel and entertainment industry and was a member of Andersen’s worldwide hospitality industry team. Mr. Bowen is a director and chair of the audit committee for hotel operator Strategic Hotels & Resorts, Inc. and Equity Inns, Inc., a real estate investment trust. Mr. Bowen is not standing for reelection to the Company’s Board of Directors at the

Company’s 2007 Annual Meeting of Stockholders. Mr. Bowen’s decision not to stand for reelection was not the result of any disagreement with the Company.

Corporate Governance

Our business is managed under the direction of the Board of Directors. The Board of Directors delegates the conduct of the business to our senior management team. The Board of Directors held eight meetings during 2006. All incumbent directors attended at least 75% of the Board meetings and meetings of the committees of the Board on which the directors served during their tenure on the Board.

Our non-management directors meet in regularly scheduled executive sessions, and they selected Ralph Horn to serve as the presiding or lead director of these executive sessions. A description of the duties of the lead director is also posted on our web site at www.gaylordentertainment.com (under “Corporate Governance” on the Investor Relations page).

We have adopted Corporate Governance Guidelines governing the conduct of our Board of Directors. The charters of our Audit Committee, Human Resources Committee and Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines, are all posted on our web site at www.gaylordentertainment.com (under “Corporate Governance” on the Investor Relations page).

We have also adopted a Code of Ethics which is applicable to all employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is available on our web site at www.gaylordentertainment.com (under “Corporate Governance” on the Investor Relations page). We intend to post amendments to or waivers from our Code of Ethics (to the extent applicable to our directors, chief executive officer, principal financial officer or principal accounting officer) at this location on our website.

We will provide a copy of our Corporate Governance Guidelines, our committee charters or our Code of Ethics (and any amendments or waivers) to any stockholder or other person upon receipt of a written request addressed to Gaylord Entertainment Company, Attn: Corporate Secretary, One Gaylord Drive, Nashville, Tennessee 37214.

Board Member Attendance at Annual Meeting

We strongly encourage each member of the Board of Directors to attend the Annual Meeting of Stockholders. Nine of the 10 directors then in office attended the 2006 Annual Meeting of Stockholders.

Independence of Directors

Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2007. Our Board of Directors determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the Company and a director. In making this assessment, the Board looks not only at relationships from the director’s standpoint, but also at relationships of persons or organizations with which the director has an affiliation. In making its determination, the Board of Directors adheres to the requirements of, and applies the standards set forth by, both the New York Stock Exchange (as set forth in Section 303A.02 of the listed company manual) and the Securities and Exchange Commission.

During this review, the Board considered transactions and relationships between each director, or any member of his or her immediate family, and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors, or their affiliates, and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any of these relationships or transactions were inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined that, with the exception of Colin V. Reed and Michael D. Rose (both of whom are executive officers of the Company), all of the current directors of the Company (including all directors nominated for reelection at the Annual Meeting) are independent of the Company and its management.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee. The table below shows current membership for each of the standing Board committees:

	Human	Nominating and
Audit	Resources	Corporate Governance

Robert P. Bowen*	E. Gordon Gee*	Ralph Horn*
Michael J. Bender	Ralph Horn	Ellen Levine
E. K. Gaylord II	Ellen Levine	Michael I. Roth
R. Brad Martin	Michael I. Roth

*	Committee Chair

In accordance with New York Stock Exchange listing standards, all the committees are comprised solely of non-employee, independent directors.

The Audit Committee

The Audit Committee is responsible for:

•	overseeing the integrity of our financial information, the performance of our internal audit function and system of internal controls and compliance with legal and regulatory requirements relating to preparation of financial information;

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	meeting with our independent registered public accounting firm and with our director of internal audit concerning, among other things, the scope of audits and reports; and

•	reviewing the work programs of our independent registered public accounting firm and the results of its audits.

The Board has determined that all the members of the Audit Committee are financially literate pursuant to the New York Stock Exchange rules. The Board also has determined that Mr. Bowen, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning stipulated by the Securities and Exchange Commission.

In 2006, the Audit Committee met eight times.

The Human Resources Committee

The Human Resources Committee is responsible for:

•	reviewing and approving all compensation policies and programs that benefit employees, including employment and severance agreements, incentive programs, benefits and retirement programs;

•	reviewing and approving the Chief Executive Officer’s objectives, performance and compensation;

•	administering our equity incentive plan; and

•	reviewing and approving compensation for executive officers and directors.

For additional information regarding the Committee’s processes and procedures for considering and determining executive and director compensation, see “Compensation Discussion and Analysis” below. The Committee engages a competent executive compensation consultant, who is independent of conflicts with Board members or

Company management. The compensation consultant assists the Committee in determining if its strategies and plans are advisable based on the Company’s current financial position and strategic goals, as well as developments in corporate governance and compensation design. Each year, at the Committee’s request, the compensation consultant performs several analyses, including internal pay equity, updating of the executive salary structure and modeling of executive compensation levels at different levels of Company performance, to assist the Committee in its review. For the last several years, the Committee engaged Hewitt Associates (“Hewitt”) to assist it in reviewing the Company’s compensation strategies and plans. Beginning in 2007, the Committee (after reviewing proposals from several external compensation consultants and further evaluating the finalists selected from the proposal review process) has engaged Watson Wyatt & Company (“Watson Wyatt”) to perform this function. In 2006, the Human Resources Committee met four times.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for:

•	developing and recommending criteria for the selection of new directors and recommending to the Board nominees for election as directors and appointment to committees;

•	developing and recommending changes and modifications to our corporate governance guidelines and a code of conduct to the Board;

•	monitoring and enforcing compliance with the corporate governance guidelines, certain provisions of our code of conduct and other policies; and

•	advising the Board on corporate governance matters.

In 2006, the Nominating and Corporate Governance Committee met four times.

A formal Board evaluation covering Board operations and performance, with a written evaluation from each Board member, is conducted annually by the Nominating and Corporate Governance Committee to enhance Board effectiveness. Recommended changes are considered by the full Board. In addition, each Board committee conducts an annual self-evaluation.

The Nominating and Corporate Governance Committee considers candidates for Board membership recommended by its members and other Board members, as well as by management and stockholders. To date the Committee has not engaged a third party to identify prospective nominees. The Committee will only consider stockholder nominees for Board membership submitted in accordance with the procedures set forth below in “Additional Information — Stockholder Nominations of Candidates for Board Membership.”

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against the following standards and qualifications:

•	the ability of the prospective nominee to represent the interests of our stockholders;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other boards; and

•	the extent to which the prospective nominee contributes to the range of knowledge, skill and experience appropriate for the Board.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

New directors participate in an orientation program that includes discussions with senior management, background materials on our strategic plan, organization and financial statements and visits to our facilities. We encourage each director to participate in continuing educational programs that are important to maintaining a director’s level of expertise to perform his or her responsibilities as a Board member.

Compensation Committee Interlocks and Insider Participation

The Human Resources Committee (which functions as our compensation committee) is comprised entirely of independent directors.

Compensation of Directors

Summary of Compensation.  As described more fully below, this chart summarizes the annual compensation for the Company’s non-employee directors during 2006:

					Change in Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred Compen-	All Other
	in Cash	Awards	Awards	Compensation	sation Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)(2)	(d)(3)	(e)	(f)(4)	(g)	(h)

Michael J. Bender	$52,500	−0−	$100,189	—	—	—	$152,689
Robert P. Bowen	57,500	−0−	95,125	—	—	—	152,625
E. K. Gaylord II	51,250	−0−	76,561	—	—	—	127,811
E. Gordon Gee	55,000	−0−	79,080	—	—	—	134,080
Ralph Horn	62,500	−0−	76,561	—	—	—	139,061
Ellen Levine	50,000	−0−	106,537	—	—	—	156,537
R. Brad Martin(5)	−0−	$24,465	−0−	—	—	—	24,465
Michael I. Roth	58,750	−0−	103,765	—	—	—	162,515
Laurence Geller(6)	43,125	−0−	34,216	—	—	—	77,341

(1)	The dollar amount listed in this column represents retainer fees actually paid in cash to each director or deferred pursuant to the Director Deferred Compensation Plan, described more fully below. The annual retainer fee for service on the Board of Directors and its committees is payable quarterly in arrears. Due to the timing of the payments, changes in committee assignments in 2006 and the change in the Board annual retainer described below, the amounts listed in this column may not necessarily correspond to the amounts listed below under “Cash Compensation of Directors.”

(2)	Represents the proportionate amount of the total value of stock awards to directors recognized as an expense during 2006 for financial accounting purposes under SFAS 123R, disregarding for this purpose the estimate of forfeitures relating to service-based vesting conditions. See Note 14 to our consolidated financial statements for the three years ended December 31, 2006, included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on February 28, 2007, for the assumptions made in determining SFAS 123R values. The SFAS 123R value as of the grant date for stock awards is spread over the number of months of service required for the grant to become non-forfeitable, so the ratable amounts expensed for the 2006 grant, as well as prior-year grants, are included in this column. See “Equity Compensation of Directors” below for a discussion of stock awards to non-employee directors of the Company. R. Brad Martin was granted 3,000 restricted stock units, having a grant date fair value of $24,465, upon his election to the Board of Directors of the Company on November 9, 2006. No other stock awards to any non-employee director were outstanding as of December 31, 2006.

(3)	Represents the proportionate amount of the total value of option awards to directors recognized as an expense during 2006 for financial accounting purposes under SFAS 123R, disregarding for this purpose the estimate of forfeitures relating to service-based vesting conditions. See Note 14 to our consolidated financial statements for the three years ended December 31, 2006, included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on February 28, 2007, for the assumptions made in determining SFAS 123R values. The SFAS 123R value as of the grant date for option awards is spread over the number of months of service required for the grant to become non-forfeitable, so the ratable amounts expensed for the 2006 grant, as well as prior-year grants, are included in this column. As described more fully in “Equity Compensation of Directors” below, on May 4, 2006 each non-employee director received an annual grant of options to purchase 5,000 shares of the Company’s common stock. The grant date fair value of the option award to each director was $68,148. At December 31, 2006, the aggregate number of option awards held by each non-employee director of the Company was as follows: Michael Bender — 17,500; Robert Bowen — 30,000; E. K. Gaylord II — 256,500; E. Gordon Gee — 37,000; Ralph Horn — 37,000; Ellen Levine — 20,000; R. Brad Martin — 0; and Michael I. Roth — 25,000.

(4)	In 2006 Mr. Gaylord and Mr. Horn elected to defer their annual retainer for service on the Board and committees pursuant to the Company’s Director Deferred Compensation Plan described in “Cash Compensation of Directors” below. In addition, prior to his resignation from the Company’s Board of Directors in August 2006, Laurence Geller had elected to defer his annual retainer for service on the Board and committees pursuant to this plan. Mr. Geller received payment of his deferred retainer fees and the earnings on such fees upon his retirement from the Board. No amount is reported in this column as a result of the fact that above-market or preferential earnings are not available under such plan.

(5)	Mr. Martin was elected to the Company’s Board of Directors on November 9, 2006.

(6)	Mr. Geller resigned from the Company’s Board of Directors on August 1, 2006.

Cash Compensation of Directors.  The Human Resources Committee reviews and recommends the compensation for directors. Directors who are not employees of the Company are compensated for their service as a director as follows:

Compensation Item	Amount

Fees Payable to All Directors
Annual Retainer	$50,000
Fees Payable to Audit Committee Members
Audit Committee Chair	15,000
Other Audit Committee Members	10,000
Fees Payable to Human Resources Committee Members
Human Resources Committee Chair	12,500
Other Human Resources Committee Members	7,500
Fees Payable to Nominating and Corporate Governance Committee Members
Nominating and Corporate Governance Committee Chair	12,500
Other Nominating and Corporate Governance Committee Members	7,500

The annual retainer payable to members of the Board of Directors increased from $40,000 to $50,000 in August 2006. No additional fees are paid for special meetings.

Pursuant to the Company’s Director Deferred Compensation Plan, non-employee directors may defer the fees described above into this plan until their retirement or resignation from the Board. Earnings on fees deferred under this plan accrue based on either, at the participant’s election, the performance of the Company’s common stock or the performance of a pre-determined investment allocation. In 2006 two directors (Messrs. Gaylord and Horn) participated in this plan.

Directors who are employed by the Company do not receive cash compensation for their service as directors. All directors are reimbursed for expenses incurred in attending meetings.

Equity Compensation of Directors.  Beginning in August 2006, each newly-elected non-employee director will receive a grant of 3,000 restricted stock units, vesting fully on the first anniversary of the date of grant, pursuant to our 2006 Omnibus Incentive Plan, described below. In addition, beginning in 2007, each non-employee director will receive, as of the date of the first board meeting following our annual meeting of stockholders, an annual grant of 1,500 restricted stock units, vesting fully on the first anniversary of the date of grant, pursuant to our 2006 Omnibus Incentive Plan.

Until restricted stock units vest and shares of common stock are issued in conversion of the restricted stock units, the director does not have any rights as a stockholder of the Company with respect to such shares, other than the right to receive a cash payment equal to any dividends paid on the common stock. The restricted stock units permit a director to defer the issuance of the common stock to be issued upon conversion of the restricted stock units to a specific date in the future or until the director’s date of retirement from the Board of Directors, whichever comes first. Shares of common stock issued upon conversion of restricted stock units must be held until six months after the conclusion of a director’s service on the Board of Directors.

Prior to 2007, newly-elected non-employee directors received a one-time grant of a non-qualified stock option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of our common stock on the grant date (defined under the terms of the applicable equity incentive plan as the closing market price of the Company’s common stock on the day preceding the grant date), vesting ratably over a four-year period, with one-fourth vesting annually beginning the first year after the date of grant. In addition, each non-employee director received, as of the date of the first board meeting following our annual meeting of stockholders, an annual grant of a non-qualified stock option to purchase 5,000 shares of common stock, at an exercise price equal to the fair market value of our common stock on the grant date (defined under the terms of the applicable equity incentive plan as the closing market price of the Company’s common stock on the day preceding the grant date), vesting on the first anniversary of the award date. These options generally had a term of 10 years.

Director Stock Ownership Guidelines.  We have adopted stock ownership guidelines for non-employee directors. The guidelines provide that directors must hold a minimum of 5,000 shares of our common stock, with a five-year time period in which to comply with such requirement. Unvested shares of restricted stock or shares of common stock issuable upon conversion of outstanding restricted stock units will be credited toward this requirement.

COMMUNICATIONS WITH MEMBERS OF THE BOARD

Direct Communications with Board Members

Stockholders, employees and other parties interested in communicating directly with members of the Board of Directors (including our non-management directors) may do so by writing to Corporate Secretary, Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214. As set forth in the Corporate Governance Guidelines, the Corporate Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. In addition, stockholders, employees and other interested parties may communicate directly with the lead non-management director (Mr. Ralph Horn), individual non-employee directors or the non-employee directors as group by email at boardofdirectors@gaylordentertainment.com.

Reporting of Ethical Concerns to the Audit Committee of the Board

The Audit Committee of the Board of Directors has established procedures for employees, stockholders, vendors or others to communicate concerns about our ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the Audit Committee, which has responsibility for these matters. Matters may be reported as follows:

•	if you are an employee, contact your manager or human resources representative first (unless the matter involves such person)

•	or contact our General Counsel:

Carter R. Todd
One Gaylord Drive
Nashville, TN 37214
615-316-6186

•	or call the Ethics Hot Line at 1-888-736-9830 — on an identified or anonymous basis.

TRANSACTIONS WITH RELATED PERSONS

During the Company’s last fiscal year, there were no related person transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Our policies and procedures for the review, approval or ratification of related person transactions are as follows: Possible related person transactions are first screened by the Company’s legal department for materiality and then sent to the Audit Committee of the Board for review. In accordance with the Audit Committee Charter, the Audit Committee then reviews and discusses such related person transactions with the Company’s management and independent registered public accounting firm. In its discretion, the Audit Committee may also consult with the Company’s legal department or external legal counsel. Audit Committee review and approval of related person transactions would be evidenced in the minutes of the applicable Audit Committee meeting. To date the Audit Committee has not reviewed any potential related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2007 (unless otherwise noted) for:

•	each of our directors and director nominees;

•	each of our named executive officers (the executive officers named in the Summary Compensation Table below);

•	each person who is known by us to beneficially own more than five percent of the outstanding shares of our common stock; and

•	all of our directors and executive officers as a group.

The percentages of shares outstanding provided in the table are based on 40,881,881 voting shares outstanding as of March 1, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by certain family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of March 1, 2007 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. Unless otherwise indicated, the address for each person listed in the table is our principal office.

	Number of Shares		Percent
Name	Owned		of Class

Michael J. Bender	7,500	(1)	*
Robert P. Bowen	27,500	(2)	*
E. K. Gaylord II	617,324	(3)	1.5%
E. Gordon Gee	32,000	(1)	*
Ralph Horn	33,000	(4)	*
Ellen Levine	10,000	(1)	*
R. Brad Martin	0	(5)	*
Colin V. Reed	964,375	(6)	2.3%
Michael D. Rose	242,500	(7)	*
Michael I. Roth	20,140	(8)	*
David C. Kloeppel	349,942	(9)	*
John P. Caparella	79,581	(10)	*
Mark Fioravanti	87,817	(11)	*
Carter R. Todd	17,471	(12)	*
Gabelli Funds	4,236,624	(13)	10.4%
All executive officers and directors as a group (16 persons)	2,555,045	(14)	6.0%

*	Less than 1%

(1)	Consists of shares issuable upon the exercise of options exercisable within 60 days of March 1, 2007.

(2)	Includes 25,000 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2007.

(3)	Includes 251,500 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2007.

(4)	Includes 32,000 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2007.

(5)	Does not include 3,000 shares of common stock issuable upon the vesting of restricted stock units on November 9, 2007.

(6)	Includes 882,500 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2007. Does not include 170,000 shares of common stock issuable upon the vesting of restricted stock unit awards pursuant to the PARSUP Program, as defined and described in more detail in “Compensation Discussion and Analysis — Compensation Programs for 2006” below.

(7)	Includes 202,500 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2007.

(8)	Includes 17,500 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2007.

(9)	Includes 12,000 shares of restricted stock as to which applicable vesting periods will not have expired within 60 days of March 1, 2007 and 310,000 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2007. Does not include 70,000 shares of common stock issuable upon the vesting of restricted stock unit awards pursuant to the PARSUP Program.

(10)	Includes 77,375 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2007. Does not include 35,000 shares of common stock issuable upon the vesting of restricted stock unit awards pursuant to the PARSUP Program.

(11)	Includes 4,000 shares of restricted stock as to which applicable vesting periods will not have expired within 60 days of March 1, 2007 and 76,875 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2007. Does not include 35,000 shares of common stock issuable upon the vesting of restricted stock unit awards pursuant to the PARSUP Program.

(12)	Includes 2,000 shares of restricted stock as to which applicable vesting periods will not have expired within 60 days of March 1, 2007 and 14,000 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2007. Does not include 22,500 shares of common stock issuable upon the vesting of restricted stock unit awards pursuant to the PARSUP Program.

(13)	Based upon information set forth in Amendment No. 24 to Schedule 13D, filed with the Securities and Exchange Commission on March 24, 2006 jointly by Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Gabelli Securities, Inc. (“GSI”) and MJG Associates, Inc. (“MJG”). Gabelli Funds, GAMCO and GSI are affiliates of GGCP, Inc., formerly Gabelli Group Capital Partners, Inc. (“GGCP”), and GAMCO Investors, Inc., formerly Gabelli Asset Management Inc. (“GBL”). Mario J. Gabelli is the majority stockholder and Chairman of the Board of Directors and Chief Executive Officer of GGCP and GBL, and he is the sole shareholder, director and employee of MJG. Gabelli Funds has sole voting and dispositive power with respect to 1,054,250 shares. GAMCO has sole voting power with respect to 2,973,574 shares and sole dispositive power with respect to 3,180,374 shares. MJG has sole voting and dispositive power with respect to 1,000 shares. GSI has sole voting and dispositive power with respect to 1,000 shares. The address for all of these persons is One Corporate Center, Rye, New York 10580-1435.

(14)	Includes 20,000 shares of restricted stock as to which applicable vesting periods will not have expired within 60 days of March 1, 2007 and 1,999,950 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2007. Does not include 363,000 shares of common stock issuable upon the vesting of restricted stock unit awards that do not vest within 60 days of March 1, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Human Resources Committee (the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the Company’s named executive officers and the other senior executive officers is fair, reasonable and competitive. The Committee is also responsible for overseeing the Board’s and management’s evaluation of the performance of the named executive officers and administering the Company’s cash- and equity-based incentive plans. The Committee undertakes these responsibilities pursuant to a written charter adopted by the Committee and the Board, which is reviewed at least annually by the Committee. The charter may be viewed in full on the Company’s website, www.gaylordentertainment.com (under “Corporate Governance” on the Investor Relations page).

The Committee is comprised solely of “non-employee directors” as defined in Rule 16b-3 of the rules promulgated under the Securities and Exchange Act of 1934, as amended, “outside directors” for purposes of regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and “independent directors” as defined in Section 303A of the New York Stock Exchange corporate governance listing standards, in each case as determined by our Board of Directors. In addition to a determination of independence, the Nominating and Governance Committee of our Board recommends Committee membership based on such knowledge, experience and skills that it deems appropriate in order to adequately perform the responsibilities of the Committee.

The Decision-Making Process and the Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the Company’s named executive officers. The Company’s Chief Executive Officer annually reviews the performance of each named executive officer (other than the Chief Executive Officer, whose performance is reviewed by the Committee). Recommendations based on these reviews, including with respect to salary and annual incentive award amounts, are discussed with the Committee. The Committee then discusses and approves compensation for each named executive officer, based on such factors as the compensation analysis performed by the Committee’s external compensation consultant, the Chief Executive Officer’s assessment of individual performance and the Company’s performance.

The process is similar for determining compensation for the Chief Executive Officer, except that the Chief Executive Officer does not provide the Committee with a recommendation. The Chief Executive Officer presents a self-assessment of his performance during the year to the Committee, which then meets in executive session to discuss and set his compensation, based on the compensation analysis performed by the Committee’s external compensation consultant and the Committee’s assessment of the Chief Executive Officer’s performance and the Company’s performance.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and which aligns the named executive officers’ interests with those of the stockholders by rewarding performance commensurate with achievement, with the ultimate objective of increasing stockholder value. The Committee evaluates compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions, including each named executive officer, and that compensation provided to these employees is competitive in the marketplace and is competitive relative to the compensation paid to similarly situated executives of our peer companies. The principal objective of the Company is to maximize stockholder value through the development and enhancement of the Company’s business.

To further that objective, the Company’s executive compensation program is designed to:

•	attract, retain and reward management personnel by providing competitive pay for each position, with a goal of generally establishing total compensation in the range of the 50th to 75th percentile of total compensation data, based on a broad-based study of compensation market-wide (using a regression analysis to adjust for differences in company size) provided by the Committee’s compensation consultant;

•	align executive and stockholder interests by rewarding performance that enhances stockholder value; and

•	provide appropriate incentives for executives to achieve Company, business unit and individual performance goals.

The Committee believes that a substantial portion of each named executive officer’s compensation should be based on the Company’s performance achievements, as well as the named executive officer’s own performance goals. The Committee’s compensation philosophy for a named executive officer, therefore, emphasizes an overall analysis of the executive’s performance for the year, projected role and responsibilities, required impact on execution of Company strategy, external pay practices and total cash and total direct compensation positioning, as well as other factors the Committee deems appropriate. Our philosophy also considers employee retention, vulnerability to recruitment by other companies and the difficulty and costs associated with replacing executive talent.

Compensation Programs for 2006

In determining total compensation for 2006, the Committee relied on the results of its assessment of the performance, responsibilities, expectations and experience of each named executive officer. The Committee also relied upon data derived from the Hewitt Associates TCM Survey, a broad-based study of compensation market-wide (using a regression analysis to adjust for differences in Company size), and with respect to the Chief Executive Officer and Chief Financial Officer the compensation consultant’s analysis and comparison of the compensation of these executives to a peer group composed of the following 16 companies from the lodging, attraction and vacation rental industries:

•	Ameristar Casinos, Inc.

•	Aztar Corporation

•	Bluegreen Corporation

•	Boyd Gaming Corporation

•	Choice Hotels International, Inc

•	Felcor Lodging Trust Incorporated

•	Hilton Hotels Corporation

•	Host Marriott Corporation

•	Interstate Hotels & Resorts, Inc.

•	La Quinta Corporation

•	The Marcus Corporation

•	Marriott International, Inc.

•	Meristar Hospitality Corporation

•	Starwood Hotels & Resorts Worldwide, Inc.

•	Sunterra Corporation

•	Vail Resorts, Inc.

These companies were selected as peers for compensation comparison purposes because of their similarity to the Company in terms of size (revenues, market capitalization, number of employees and/or operating income), their industry classification and the existence of publicly available data. The peer group study reviewed the competitive pay practices of the peer companies, primarily using publicly available 2005 proxy statement data.

The specific analysis regarding the components of total executive compensation for 2006 is described in detail below. The primary components of the 2006 program were cash compensation, consisting of a mix of base salary and annual cash incentive plan compensation, as well as long-term equity incentives, consisting of stock options with time-based vesting in 2006. In establishing the level of long-term equity incentives awarded in 2006, the Committee took into account the impact of the restricted stock unit awards granted in 2003 pursuant to the PARSUP Program, described below. The Company also provides retirement benefits and certain perquisites and other personal benefits.

Target Total Compensation.  In 2006 the Committee generally attempted to provide a total compensation package to each named executive officer that was consistent with total compensation in the 50th percentile of total compensation data, based on a broad-based study of compensation market-wide (using a regression analysis to adjust for differences in Company size) provided by the Committee’s compensation consultant. In certain cases the Committee identified an individual named executive officer as deserving of increased total compensation based on individual performance or upon the need to retain the executive. In these cases the Committee established such named executive officer’s total compensation in a range of the 50th to the 75th percentile of total compensation data from the compensation study.

In 2006, each named executive officer’s total compensation package consisted of three primary elements:

•	base salary, which reflected individual performance and was designed primarily to be competitive with comparable positions at other companies as described above;

•	annual performance awards payable in cash and primarily based on the financial performance of the Company (or, in some cases, an operating division), in accordance with the goals established by the Committee; and

•	long-term equity incentive awards designed to align the interests of the named executive officers and our stockholders.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews information provided by its compensation consultant to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized only as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals. Historically, and in fiscal 2006, the Committee granted a majority of total compensation to the Company’s executive officers in the form of incentive compensation.

Base Salary.  We seek to provide base salaries for our named executive officers that provide a secure level of guaranteed cash compensation in accordance with their experience, professional status and job responsibilities. The 2006 base salary compensation of the Company’s named executive officers was based on the factors described above. Base salaries were adjusted by the Committee, however, to reflect other factors such as an individual named executive officer’s achievement of individual performance objectives and base salary during the prior year. Base salaries for 2006 were as follows:

Name	2006 Base Salary(1)	2005 Base Salary		Percentage Increase

Colin V. Reed	$832,000	$800,000		4.0%
David C. Kloeppel	$494,000	$475,000		4.0%
John P. Caparella	$350,000	$250,000	(2)	40.0%
Mark Fioravanti	$333,000	$320,000		4.1%
Carter R. Todd	$270,000	$260,000		3.9%

(1)	Effective April 1, 2006.

(2)	The increase in Mr. Caparella’s base salary from 2005 to 2006 is primarily due to his appointment as Chief Operating Officer, Gaylord Hotels in February 2006.

Annual Cash Incentive Compensation.  The Company’s named executive officers and other employees participate in the Company’s cash incentive plan in accordance with criteria specified in our omnibus incentive plans. Currently, the annual cash incentive plan is designed to motivate the named executive officers by directly linking the payment of cash incentive compensation to the attainment of designated Company earnings per share (“EPS”) levels. Bonuses for named executive officers who have responsibility for division operating results are based on a combination of that division’s operating income and the Company’s EPS. However, in the event that the threshold performance goal for that division’s operating income is not achieved, those named executive officers will not be eligible for any bonus based on Company EPS performance. In 2006, Mr. Fioravanti was the only named executive officer with responsibility for division operating results. The Committee may determine whether adjustments should be made to reflect non-recurring or extraordinary items affecting the Company’s EPS calculated in accordance with applicable accounting rules. The Committee will also consider whether the named executive officer’s individual annual performance objectives were met when awarding annual cash incentive compensation.

The Committee approved the specific financial performance goals for the Company and each division and the amounts of the bonus pools to be established upon attainment of these goals for 2006. The Committee also approved the following potential bonus award opportunities (set as a percentage of base salary) for each named executive officer for 2006:

	Percentage of Base Salary Payable as Incentive Bonus Upon
	Achievement of Applicable Performance Goals Under Plan
Level of Achievement of Performance Goals Under Plan	Colin V. Reed	David C. Kloeppel	John P. Caparella	Mark Fioravanti	Carter R. Todd

Threshold Performance Goal	50%	37.5%	27.5%	27.5%	25%
Target Performance Goal	100%	75%	55%	55%	50%
Stretch Performance Goal	150%	112.5%	82.5%	82.5%	75%

The Company’s “threshold” performance goal is the minimum goal established by the Committee meriting the payment of any cash incentive award. The Company’s “target” performance goal is the goal established by the Committee meriting the payment of the target cash incentive award opportunity established by the Committee. The Company’s “stretch” performance goal is the maximum performance goal established by the Company. The percentage of salary awarded for performance falling between the “threshold” and “stretch” goals is to be based on a graduated scale commensurate with the actual results achieved.

Based on Company results for 2006 (which substantially exceeded our stretch goals) and applicable division operating results, the following cash incentive plan compensation was awarded to our named executive officers in February 2007: Colin V. Reed ($1,236,033); David C. Kloeppel ($550,421); John P. Caparella ($277,654); Mark Fioravanti ($-0-); and Carter R. Todd ($200,630).

Long-Term Equity Incentive Compensation.  The Committee believes that a powerful way to align the long-term interests of the named executive officers with those of stockholders is to award equity-based compensation in the form of stock options, restricted stock and restricted stock unit awards. Further, a significant percentage of each named executive officer’s targeted total compensation is allocated to incentive compensation, including equity-based incentive compensation. The equity-based incentive compensation currently utilized by the Committee is described below.

In 2003 the Company established the Performance Accelerated Restricted Stock Unit Program (the “PARSUP Program”). Restricted stock unit awards under the PARSUP Program were made in 2003 to designated key employees of the Company (including all named executive officers). The awards had a five-year performance/retention period, and the awards were eligible for earlier performance vesting in 25% increments beginning in 2004 if during the applicable fiscal year the Company met both of the following performance goals approved by the Committee in any such year: (i) exceeding the Company’s budgeted financial performance by greater than five percent; and (ii) achieving a total stockholder return greater than the 60th percentile of a designated competitive peer group. None of the restricted stock unit awards under the PARSUP Program vested early as the applicable performance targets were not met, but the awards will fully vest on February 1, 2008 as long as the participating executive continues in active employment until that date. When the restricted stock unit awards under the PARSUP Program were granted, it was generally intended that new awards would not be made until the end of the five-year performance/retention period except in new hire and promotion situations. Since 2003 no additional grants of restricted stock unit awards under the PARSUP Program have been made other than in connection with a participant’s promotion (in 2004 Mr. Fioravanti received an additional 12,500 restricted stock unit awards under the PARSUP Program in connection with his appointment as President, ResortQuest, and in 2006 Mr. Caparella received an additional 5,000 restricted stock unit awards under the PARSUP Program in connection with his appointment as Chief Operating Officer, Gaylord Hotels) or the addition of a new key employee. Until the restricted stock units vest and shares of common stock are issued in conversion of the restricted stock units, the holder does not have any rights as a stockholder of the Company with respect to such shares, other than the right to receive either a cash payment equal to any cash dividend or other distributions paid with respect to the common stock, additional restricted stock units equal to any cash dividend and other distributions paid with respect to the common stock, or if dividends or distributions are paid in shares the fair market value of such shares converted into restricted stock units. The restricted stock units permit the holder to defer the issuance of the common stock to be issued upon conversion of the restricted stock units to a specific date in the future or until the holder’s termination of employment, whichever comes first.

Set forth below are the 2003 restricted stock unit awards under the PARSUP Program held by each named executive officer:

	Number of Outstanding
	Restricted Stock Unit Awards Under
Name	PARSUP Program

Colin V. Reed	170,000
David C. Kloeppel	70,000
John P. Caparella	35,000	(1)
Mark Fioravanti	35,000	(2)
Carter R. Todd	22,500

(1)	Includes an additional 5,000 restricted stock unit awards granted in 2006 in connection with Mr. Caparella’s appointment as Chief Operating Officer, Gaylord Hotels.

(2)	Includes an additional 12,500 restricted stock unit awards granted in 2004 in connection with Mr. Fioravanti’s appointment as President, ResortQuest.

See “Potential Payments on Termination or Change of Control” for a description of the vesting and exercise provisions of each named executive officer’s restricted stock unit awards under the PARSUP Program.

The Company also makes stock option awards and restricted stock awards pursuant to the 2006 Omnibus Incentive Plan, and prior to adoption of this plan the Company made such awards pursuant to the Company’s 1997 Omnibus Stock Option and Incentive Plan. Annual stock option and restricted stock award levels vary among participants based on their positions within the Company and are granted at the Committee’s regularly scheduled February meeting. Eligible newly hired executives receive awards of stock options or restricted stock as of their hire date, while eligible newly promoted employees receive awards of stock options or restricted stock at the next regularly scheduled Committee meeting on or following their promotion date. Options are awarded at an exercise price equal to the fair market value of the Company’s common stock on the grant date (the closing market price of the Company’s common stock on the day preceding the grant date). The Committee has never granted options with an exercise price determined in another manner other than as set forth above. During 2006, the Company’s internal audit staff undertook a review of the Company’s historical grant practices which confirmed the Company’s consistent adherence to this principle.

Each option award or restricted stock award is evidenced by a written agreement between the Company and the employee. Stock options awarded vest ratably over a four-year period, with one-fourth vesting annually beginning the first year after the date of grant, and have a 10-year term. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Restricted stock awards, when made, vest over a four-year period, with one-fourth vesting annually beginning the first year after the date of the grant. Prior to vesting, the holder of a restricted stock award has rights as a stockholder with respect to the shares, including voting rights and the right to receive dividends or dividend equivalents, but may not sell or otherwise dispose of such shares.

Equity award levels in 2006 for the Company’s named executive officers were consistent with the market-based 2006 compensation targets identified with the advice of the compensation consultant. During February 2006, we granted non-qualified options to purchase the Company’s common stock to our named executive officers as follows:

	Shares Subject to Time-Based
Name	Vesting Option Grant	Exercise Price(1)

Colin V. Reed	75,000	$44.30
David C. Kloeppel	30,000	$44.30
John P. Caparella	13,500	$44.30
Mark Fioravanti	13,500	$44.30
Carter R. Todd	10,000	$44.30

(1)	The exercise price per share is equal to the fair market value of the common stock on the date of the grant (defined as the closing market price of the Company’s common stock on the day preceding the grant date).

See “Potential Payments on Termination or Change of Control” for a description of the vesting and exercise provisions of each named executive officer’s stock option awards and restricted stock awards.

Stock Ownership Guidelines.  To directly align the interests of executive officers with the interests of the stockholders and to ensure that they maintain a significant portion of their long-term equity incentive awards, the Committee requires that the Company’s named executive officers maintain a minimum ownership interest in the Company. The value of the Company’s stock (as a multiple of the named executive officers’ base salary) required to be owned is as follows:

Multiple of
Executive Officer	Base Salary

Mr. Reed	5x
Messrs. Kloeppel, Caparella, Fioravanti	3x
Mr. Todd	2x

The named executive officers are required to achieve these ownership requirements by December 31, 2011 (five years from the adoption of the requirement). Shares that are either owned directly (including restricted shares of common stock or restricted stock units, whether vested or not) or indirectly through savings plans sponsored by the Company are included in determining whether an individual attains the minimum ownership guidelines. Shares that are subject to unexercised stock options are not included.

Retirement Plans.  The Company currently maintains a tax-qualified 401(k) retirement savings plan (the “401(k) Savings Plan”). The 401(k) Savings Plan enables our employees to contribute a portion of their annual salary, subject to a limit prescribed by the Internal Revenue Service (the “IRS”), to the 401(k) Savings Plan on a before-tax basis. In 2006, the Company’s named executive officers, along with certain other highly compensated employees, were limited to a maximum salary deferral of four percent or the limit prescribed by the IRS to the 401(k) Savings Plan on a before-tax basis in order to satisfy applicable IRS “non-discrimination” tests. In 2006 the Company made matching contributions of 50% of each participant’s contributions, up to six percent of the participant’s pay, as well as core contributions of two percent of eligible pay to all employees. In 2006 the Company could also make discretionary profit-sharing contributions, based on achievement of the Company’s financial goals, of up to an additional two percent of eligible pay. In 2006 all employee contributions to the 401(k) Savings Plan were fully vested upon contribution, and any Company contributions were subject to a vesting schedule.

Effective January 1, 2007, the 401(k) Savings Plan was amended to meet applicable IRS “safe harbor” requirements by modifying the Company’s matching contributions to be a 100% match on the first five percent of participant contributions. In addition all Company contributions are now immediately vested in full, and the two percent Company core contribution has been eliminated. As a result, the plan is no longer subject to applicable IRS “non-discrimination” tests, permitting senior executive officers of the Company to contribute the lesser of up to 40% of annual salary on a before-tax basis or an IRS-prescribed limit.

Participants in the 401(k) Savings Plan may choose to invest their account balances from an array of investment options as selected by plan fiduciaries from time to time, plus a Company stock fund. Participants can daily change their investment selections prospectively by contacting the 401(k) Savings Plan’s trustee.

In addition to the 401(k) Savings Plan, the named executive officers, in addition to certain other eligible executive officers, are entitled to participate in an unfunded, unsecured deferred compensation plan (the “Supplemental Deferred Compensation Plan”). The Supplemental Deferred Compensation Plan, deferrals of compensation under the plan by each named executive officer and Company matching obligations under the plan are discussed in further detail under “Nonqualified Deferred Compensation” below. The Company believes that this plan provides an important retirement savings vehicle for senior executive officers.

The Company has also agreed to pay Mr. Reed a supplemental executive retirement plan benefit (“SERP”). This benefit is discussed in further detail under “Nonqualified Deferred Compensation” below. This benefit was essential, in the Committee’s view, to attracting Mr. Reed to employment with the Company and has proved valuable in securing his extended employment as well.

Perquisites and Other Personal Benefits.  The Company provides the named executive officers with a limited number of perquisites and other personal benefits whose primary purpose is to minimize distractions from the executives’ attention to important Company initiatives. The Company and the Committee believe the perquisites and other personal benefits provided to the named executive officers are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.

We provide the following perquisites to the named executive officers, all of which are quantified in the Summary Compensation Table below:

•	Reimbursement for financial counseling and tax preparation, car allowance and additional life and disability insurance benefits not available to all employees generally. We believe this benefit allows executives to devote additional time and energy to our business.

•	In the case of the Chief Executive Officer, limited personal use of Company aircraft. We believe that this benefit provides better security for the Chief Executive Officer and allows him to devote additional time to Company business. When Company aircraft is used, the amount of personal use is based on the aggregate incremental per-hour cost to the Company based on the flight time flown from origination to destination. If the Chief Executive Officer’s spouse accompanies him, the spouse’s personal use of the aircraft is considered a personal benefit to him. This benefit is generally taxable to the Chief Executive Officer.

•	Reimbursement for physical examinations. This benefit is intended to encourage executives to protect their health.

The Company has entered into employment or severance agreements with certain key employees, including the named executive officers, which obligate the Company to make severance and/or change of control payments to these employees in designated circumstances. Required payments under these agreements for each named executive officer are discussed in “Potential Payments Made on Termination or Change of Control” below.

Compensation Decisions for 2007

In February 2007, the Committee established criteria for 2007 cash incentive plan compensation pursuant to Section 11 of the 2006 Omnibus Incentive Plan. With the exception of Mr. Caparella and Mr. Fioravanti, each named executive officer will have the opportunity to earn cash incentive compensation equal to the percentage of his 2007 salary set forth in the table below based upon achievement of designated Company EPS performance goals established by the Committee. Mr. Caparella and Mr. Fioravanti will have the opportunity to earn cash incentive compensation equal to the percentage of his 2007 salary set forth in the table below based upon both achievement of designated Company EPS levels and, if the threshold level Company EPS performance goal is met, achievement of applicable operating division performance goals.

Level of Achievement	Percentage of Base Salary Payable as Incentive Bonus Upon
of Performance Goals	Achievement of Applicable Performance Goals Under Plan
Under Plan	Colin V. Reed	David C. Kloeppel	John P. Caparella	Mark Fioravanti	Carter R. Todd

Threshold Performance Goal	50%	37.5%	30%	27.5%	25%
Target Performance Goal	100%	75%	60%	55%	50%
Stretch Performance Goal	150%	112.5%	90%	82.5%	75%

Based on the Company’s expected results for 2007, the Company anticipates that the named executive officers will likely receive cash incentive plan compensation at the target performance goal level.

During February 2007, the Committee also made awards of stock options to the named executive officers consistent with the philosophy described herein with respect to awards made during 2006. The Committee also reviewed base salaries of the named executive officers with the changes below to be made effective April 1, 2007. The table below summarizes the current base salary levels and 2007 equity incentive grants for the named executive officers.

		Time-Based Vesting	Exercise
Name	Base Salary(1)	Option Grant	Price(2)

Colin V. Reed	$865,280	75,000	$56.14
David C. Kloeppel	$525,000	30,000	$56.14
John P. Caparella	$425,000	30,000	$56.14
Mark Fioravanti	$350,000	10,000	$56.14
Carter R. Todd	$280,000	10,000	$56.14

(1)	Effective April 1, 2007.

(2)	The exercise price per share is equal to the fair market value of the common stock on the date of the grant (the closing market price of the Company’s common stock on the day preceding the grant date).

During 2007, the Committee expects to undertake a detailed study of long-term incentive compensation, with the assistance of Watson Wyatt. The impetus for this review is the Committee’s belief that it is important to consider the elements of a new long-term incentive plan given several factors, including the vesting of restricted stock unit awards under the PARSUP Program in early 2008, and the level of merger and acquisition activity in the Company’s industry. The effect of that merger and acquisition activity has been to significantly reduce the number of companies in the Company’s peer group and to increase opportunities for the Company’s senior executive officers for enhanced compensation levels in competitive positions, especially at companies in the Company’s industry that have been acquired by private equity groups. The Committee’s intention with respect to undertaking this study is to develop a new long-term incentive plan which will provide significant rewards to senior executive officers over a longer term, for example, five years, only if the Company achieves significant incremental returns for its stockholders during that period.

Tax and Accounting Implications

Deductibility of Executive Compensation.  As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans (except for time-based vesting restricted stock and the currently outstanding restricted stock unit awards under the PARSUP Program) is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation.  On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, we believe we are operating the Supplemental Deferred Compensation Plan in good faith compliance with the statutory provisions which were effective January 1, 2005.

Accounting for Stock-Based Compensation.  Beginning on January 1, 2006, the Company began accounting for stock-based payments including all stock option, restricted stock and restricted stock unit awards in accordance with the requirements of SFAS 123(R).

COMPENSATION COMMITTEE REPORT

The Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on the review and discussions, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in these proxy materials.

HUMAN RESOURCES COMMITTEE:

E. GORDON GEE, CHAIRMAN
RALPH HORN
ELLEN LEVINE
MICHAEL I. ROTH

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table shows compensation information for Colin V. Reed, our principal executive officer, David C. Kloeppel, our principal financial officer, and the other named executive officers, who are the three most highly compensated executive officers other than Mr. Reed and Mr. Kloeppel.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position(a)	Year(b)	($)(c)(1)	($)(d)(2)	($)(e)(3)	($)(f)(4)	($)(g)(5)	($)(h)	($)(i)(6)	($)(j)

Colin V. Reed	2006	$823,385	—	$759,504	$1,005,083	$1,236,033	—	$145,822	$3,960,303
Chairman of the Board,
President and Chief
Executive Officer
David C. Kloeppel	2006	488,885	—	586,399	353,102	550,421	—	49,284	2,028,091
Executive Vice President
and Chief Financial Officer
John P. Caparella	2006	336,923	—	239,780	147,034	277,654	—	40,314	1,041,705
Executive Vice President
and Chief Operating Officer,
Gaylord Hotels
Mark Fioravanti	2006	329,500	—	257,157	241,098	−0−	—	34,596	862,351
Executive Vice President
and President, ResortQuest
Carter R. Todd	2006	267,308	—	129,626	117,891	200,630	—	25,966	741,421
Senior Vice President
and General Counsel

(1)	Amounts shown are not reduced to reflect the named executive officers’ contributions, if any, to the Company’s 401(k) Savings Plan or elections, if any, to defer receipt of salary into the Company’s Supplemental Deferred Compensation Plan. Amounts shown are amounts actually paid to the named executive officer during the year and reflect the impact of a lower base salary for a portion of 2006.

(2)	Cash bonuses paid to each named executive officer with respect to the 2006 fiscal year under our annual cash incentive plan are reflected in column (g).

(3)	Represents the proportionate amount of the total value of restricted stock and/or restricted stock unit awards to named executive officers recognized as an expense during 2006 for financial accounting purposes under SFAS 123R, disregarding for this purpose the estimate of forfeitures relating to service-based vesting conditions. See Note 14 to our consolidated financial statements for the three years ended December 31, 2006, included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on February 28, 2007, for the assumptions made in determining SFAS 123R values. The SFAS 123R value as of the grant date for restricted stock and/or restricted stock unit awards is spread over the number of months of service required for the grant to become non-forfeitable, so the ratable amounts expensed for both 2006 grants (if any) and for prior-year grants are included in this column.

(4)	Represents the proportionate amount of the total value of option awards to named executive officers recognized as an expense during 2006 for financial accounting purposes under SFAS 123R, disregarding for this purpose the estimate of forfeitures relating to service-based vesting conditions. See Note 14 to our consolidated financial statements for the three years ended December 31, 2006, included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on February 28, 2007, for the assumptions made in determining SFAS 123R values. The SFAS 123R value as of the grant date for option awards is spread over the number of months of service required for the grant to become non-forfeitable, so the ratable amounts expensed for both 2006 grants and for prior-year grants are included in this column.

(5)	Amounts shown represent amounts paid under the Company’s annual cash incentive plan described in “Compensation Discussion and Analysis — 2006 Executive Compensation Components” above. For 2006, the Company exceeded its stretch performance goal of EPS of ($0.069) under the Company’s annual cash incentive plan after taking into account certain adjustments to reflect extraordinary items, including but not limited to the exclusion of impairment charges recognized with respect to our ResortQuest operating division. Accordingly, each named executive officer with the exception of Mr. Fioravanti received an annual cash bonus at the stretch payout level in 2006. Mr. Fioravanti did not qualify for an annual cash bonus for 2006 because he was responsible for the operating results of ResortQuest, and this division did not meet its threshold level operating income performance goal established by the Human Resources Committee. Bonuses were calculated and paid based on amounts of base salary received during the year, taking into account adjustments to base salary during 2006.

(6)	The following table sets forth the components of the All Other Compensation amount for each named executive officer.

	Company					Financial
	Match to	Company				Couns.
	Supp. Def.	Match to	Group Term	Executive	Car Allow-	and
	Comp. Plan	401(k) Plan	Life	LTD	ance	Tax Prep.	Other
Name	($)(a)	($)(b)	($)(c)	($)(d)	($)	($)	($)(e)	Total ($)

Colin V. Reed	$78,875	$4,400	$4,650	$4,242	$12,600	$29,741	$11,314	$145,822
David C. Kloeppel	29,813	4,400	2,757	1,809	9,600	905	−0−	49,284
John P. Caparella	15,896	8,800	−0−	3,007	9,611	3,000	−0−	40,314
Mark Fioravanti	13,204	8,800	−0−	2,547	9,600	445	−0−	34,596
Carter R. Todd	1,615	8,800	−0−	3,007	9,600	2,944	−0−	25,966

(a)	The Company’s matching obligations for the Supplemental Deferred Compensation Plan accounts of the named executive officers are described in “Nonqualified Deferred Compensation” below.

(b)	The Company makes matching contributions to the 401(k) Savings Plan accounts of the named executive officers as described in “Compensation Discussion and Analysis — 2006 Executive Compensation Components” above.

(c)	Represents premiums paid for group term life insurance not made available generally to the other officers or employees of the Company.

(d)	Represents premiums paid for long-term disability insurance not made available generally to the other employees of the Company.

(e)	Represents $4,538 for Mr. Reed’s personal use of the Company aircraft and $6,776 for Mr. Reed’s executive physical examination fees.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR END DECEMBER 31, 2006

The following table provides information on awards pursuant to the Company’s incentive plan to each of the Company’s named executive officers. The ratable amount of the stock and option awards expensed in 2006 is included in “Stock Awards” or “Option Awards” column, as applicable, in the Summary Compensation Table set forth above.

					Estimated	All Other
					Future	Stock	All Other Option
					Payouts	Awards:	Awards:			Grant Date
					Under	Number of	Number of	Exercise or		Fair Value of
					Equity	Shares of	Securities	Base Price of		Stock and
					Incentive	Stock or	Underlying	Option	Closing Price	Option
	Grant	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (#)(c)(1)			Plan Awards	Units	Options	Awards	on Grant Date	Awards
	Date	Threshold	Target	Maximum	(#)	(#)	(#)	($/sh)	($/sh)	($)
Name (a)	(b)	($)	($)	($)	(d)	(e)(2)	(f)(3)	(g)	(h)	(i)(4)

Colin V. Reed		$412,011	$824,022	$1,236,033
	2/8/06						75,000	$44.30	$44.87	$925,750
David C. Kloeppel		183,474	366,947	550,421
	2/8/06						30,000	44.30	44.87	370,300
John P. Caparella		92,551	185,103	277,654
	2/8/06					5,000				221,500
	2/8/06						13,500	44.30	44.87	166,635
Mark Fioravanti		90,684	181,368	272,051
	2/8/06						13,500	44.30	44.87	166,635
Carter R. Todd		66,877	133,754	200,630
	2/8/06						10,000	44.30	44.87	123,433

(1)	Represents threshold, target and stretch performance goal achievement payout levels under the Company’s annual cash incentive plan for 2006 performance based on the salary paid to each named executive officer in 2006, and the amount of such award paid is listed in column (g) of the Summary Compensation Table above. See “Compensation Discussion and Analysis — Compensation Programs for 2006” above for additional information regarding the annual cash incentive plan.

(2)	On February 8, 2006, Mr. Caparella was awarded an additional 5,000 restricted stock units pursuant to the PARSUP Program in connection with his appointment as Executive Vice President and Chief Operating Officer, Gaylord Hotels. The units are subject to all of the vesting and other requirements of the other units awarded pursuant to the PARSUP Program described in “Compensation Discussion and Analysis — Compensation Programs for 2006” above.

(3)	On February 8, 2006, each of the named executive officers was granted options to purchase the Company’s common stock. The options granted were exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date. The exercise price per share is equal to the fair market value of the common stock on the date of the grant (the closing market price of the Company’s common stock on the day preceding the grant date).

(4)	This column represents the SFAS 123R values of the restricted stock unit awards and/or stock option awards granted. See Note 14 to our consolidated financial statements for the three years ended December 31, 2006, included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on February 28, 2007, for the assumptions made in determining SFAS 123R values.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END DECEMBER 31, 2006

The following table provides information with respect to the outstanding equity awards held by the Company’s named executive officers as of December 31, 2006.

						Stock Awards
									Equity
									Incentive	Equity
									Plan	Incentive
	Option Awards								Awards:	Plan Awards:
			Equity Incentive						Number of	Market or
			Plan Awards:					Market	Unearned	Payout Value
	Number of	Number of	Number of			Number of		Value of	Shares,	of Unearned
	Securities	Securities	Securities			Shares or		Shares or	Units or	Shares, Units
	Underlying	Underlying	Underlying			Units of		Units of	Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That		Stock That	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not		Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options (#)	Price	Date	Vested		Vested	Vested	Vested
Name (a)	(b)(1)	(c)	(d)	($)(e)	(f)	(#)(g)		($)(h)(3)	(#)(i)	($)(j)

Colin V. Reed	500,000			$25.25	4/23/11
	155,000			26.10	5/14/12
	86,250	28,750		20.03	2/6/13
	37,500	37,500		29.01	2/5/14
	18,750	56,250		40.22	2/9/15
		75,000		44.30	2/8/16
						170,000	(2)	$8,658,100
David C. Kloeppel	200,000			28.13	9/4/11
	20,000			22.95	2/11/12
	33,750	11,250		20.03	2/6/13
	15,000	15,000		29.01	2/5/14
	7,500	22,500		40.22	2/9/15
		30,000		44.30	2/8/16
						12,000	(4)	611,160
						70,000	(2)	3,565,100
John P. Caparella	15,000			24.50	11/16/10
	3,000			24.43	2/8/11
	25,000			22.51	12/4/11
	12,000	4,000		20.03	2/6/13
	5,000	5,000		29.01	2/5/14
	3,750	11,250		40.22	2/9/15
		13,500		44.30	2/8/16
						35,000	(2)	1,782,550
Mark Fioravanti	32,500			20.30	8/12/12
	12,000	4,000		20.03	2/6/13
	5,000	5,000		29.01	2/5/14
	7,500	7,500		31.13	5/6/14
	5,000	15,000		40.22	2/9/15
		13,500		44.30	2/8/16
						35,000	(2)	1,782,550
						2,000	(5)	101,860
						2,000	(6)	101,860
Carter R. Todd		4,000		20.03	2/6/13
		5,000		29.01	2/5/14
	2,500	7,500		40.22	2/9/15
		10,000		44.30	2/8/16
						22,500	(2)	1,145,925
						2,000	(7)	101,860

(1)	Represents options granted pursuant to the Company’s equity incentive plans. See “Compensation Discussion and Analysis — Compensation Programs for 2006” for a summary of the vesting and other requirements of the awards under these plans.

(2)	Represents shares issuable upon vesting of restricted stock unit awards issued pursuant to the PARSUP Program. See “Compensation Discussion and Analysis — Compensation Programs for 2006” for a summary of the vesting and other requirements of the restricted stock units awarded pursuant to the PARSUP Program.

(3)	The market value of the shares and units set forth in this column (h) is determined based on the closing market price of the Company’s common stock on December 29, 2006 (the last trading day of 2006), which was $50.93.

(4)	On May 4, 2005, Mr. Kloeppel was awarded 16,000 restricted shares of the Company’s common stock. The restrictions upon these shares lapse in four equal installments on the first, second, third and fourth anniversaries of the award date. As of December 31, 2006, 12,000 shares of the restricted stock held by Mr. Kloeppel remained subject to the lapse of restrictions.

(5)	On November 5, 2003, Mr. Fioravanti was awarded 8,000 restricted shares of the Company’s common stock. The restrictions upon these shares lapse in four equal installments on the first, second, third and fourth anniversaries of the award date. As of December 31, 2006, 2,000 shares of the restricted stock held by Mr. Fioravanti remained subject to the lapse of restrictions.

(6)	On May 6, 2004, Mr. Fioravanti was awarded 4,000 restricted shares of the Company’s common stock. The restrictions upon these shares lapse in four equal installments on the first, second, third and fourth anniversaries of the award date. As of December 31, 2006, 2,000 shares of the restricted stock held by Mr. Fioravanti remained subject to the lapse of restrictions.

(7)	On November 5, 2003, Mr. Todd was awarded 8,000 restricted shares of the Company’s common stock. The restrictions upon these shares lapse in four equal installments on the first, second, third and fourth anniversaries of the award date. As of December 31, 2006, 2,000 shares of the restricted stock held by Mr. Todd remained subject to the lapse of restrictions.

OPTION EXERCISES AND STOCK VESTED AS OF FISCAL YEAR END DECEMBER 31, 2006

The following table provides information related to option exercises by the named executive officers, and the vesting of such officers’ restricted stock, in 2006.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on		Acquired on	Value Realized on
	Exercise	Value Realized on	Vesting	Vesting
	(#)	Exercise ($)	(#)	($)
Name (a)	(b)	(c)(1)	(d)	(c)(2)

Colin V. Reed	−0−	−0−	−0−	−0−
David C. Kloeppel	−0−	−0−	4,000	$182,000
John Caparella	−0−	−0−	1,500	68,115
Mark Fioravanti	−0−	−0−	3,000	138,490
Carter R. Todd	11,500	$241,265	2,000	90,820

(1)	With respect to exercised stock options, value realized on exercise is determined by multiplying the number of shares of common stock issued upon exercise of stock options by the difference between the option exercise price and the closing price of the Company’s common stock on the day immediately preceding the date of exercise.

(2)	With respect to vested restricted stock, value realized upon vesting is determined by multiplying the number of shares of restricted stock vesting by the closing price of the Company’s common stock on the day immediately preceding the vesting date.

EQUITY COMPENSATION PLAN INFORMATION

The following table includes information about our equity compensation plans as of December 31, 2006:

	Number of Securities		Number of Securities
	to be Issued Upon	Weighted Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options,	Outstanding Options,	Under Equity
	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders	3,750,556	$30.75	2,651,264
Equity compensation plans not approved by security holders(1)	—	—	—

(1)	In connection with our acquisition of ResortQuest International, Inc. on November 20, 2003, we assumed the obligations of ResortQuest under its Amended and Restated 1998 Long-Term Incentive Plan. As of December 31, 2006, there were 36,063 shares of our common stock reserved for issuance upon the exercise of options previously granted under this stock option plan. No additional options to purchase our common stock will be issued under this plan.

PENSION BENEFITS

None of the Company’s named executive officers participate in the defined benefit plan maintained by the Company.

NONQUALIFIED DEFERRED COMPENSATION

Supplemental Deferred Compensation Plan

The table set forth below shows the salary deferrals, Company matching obligations, earnings and account balances for the named executive officers in the Company’s Supplemental Deferred Compensation Plan. The plan allows eligible participants (including all named executive officers) to defer:

•	All or a portion of their annual bonus; and

•	Up to 40% of their base salary reduced by the percentage deferred into the 401(k) Savings Plan.

In 2006 the Company made matching contributions of 50% of each participant’s contributions, up to a total of six percent of the participant’s pay (but such limit reflected the amount of matching contributions previously made to the participant’s 401(k) Savings Plan account). In 2006 the Company also made core contributions of two percent of eligible pay on compensation above the Internal Revenue Code § 401(a)(17) limit and was able to make discretionary profit-sharing contributions, based on the achievement of the Company’s financial goals, of up to two percent of eligible pay on compensation above the Internal Revenue Code § 401(a)(17) limit.

Effective January 1, 2007, the Supplemental Deferred Compensation Plan was amended to provide for Company matching contributions to be a 100% match on the first five percent of participant contributions (reduced by the percentage deferred into the 401(k) Savings Plan) and to eliminate the two percent Company core contribution. The vesting provisions for Company contributions were not modified.

Account balances may be invested in hypothetical investments selected by the executive from an array of investment options mirroring the funds in the Company’s 401(k) Savings Plan, with the exception of Company stock. Participants can daily change their investment selections prospectively by contacting the 401(k) Savings Plan’s trustee in the same manner that applies to participants in the 401(k) Savings Plan.

When participants elect to defer amounts into the Supplemental Deferred Compensation Plan, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year — whether or not employment has then ended — or at a time that begins at or after the executive’s retirement or separation. Distributions can be made in a lump sum or up to 15 annual installments. However, soon after a participant’s employment ends, his or her account balance is automatically distributed in a lump sum — without regard to his or her election — if the balance is $10,000 or less. In 2006, the Supplemental Deferred Compensation Plan was revised to satisfy the requirements of Internal Revenue Code § 409A, which generally requires that:

•	distribution schedules cannot be accelerated (other than for a hardship); and

•	to delay receiving a distribution: (i) a participant must make an election at least one year before the distribution otherwise would be made; and (ii) the new distribution cannot begin earlier than five years after it would have begun without the election to re-defer.

The table set forth below shows the salary deferrals, Company matching obligations, earnings and account balances for the named executive officers in 2006:

				Aggregate
	Executive	Registrant		Withdrawals/
	Salary	Matching	Aggregate	Distributions in	Aggregate
	Deferrals in	Obligations	Earnings	Last FY	Balance
	Last FY ($)	in Last FY ($)	in Last FY ($)	($)	at Last FY ($)
Name (a)	(b)(1)	(c)(2)	(d)(3)	(e)	(f)(4)

Colin V. Reed	$611,491	$78,875	$193,361	—	$3,170,152
David C. Kloeppel	35,050	29,814	18,205	—	165,332
John P. Caparella	26,755	15,896	22,066	—	194,962
Mark Fioravanti	33,806	13,204	25,349	—	199,266
Carter R. Todd	11,534	1,615	36,954	—	359,524

(1)	Of the amount set forth in column (b), the following amounts are reported as compensation in the Summary Compensation Table for 2006: Mr. Reed — $221,262; Mr. Kloeppel — $25,044; Mr. Caparella — $20,994; and Mr. Fioravanti — $23,806. The remaining amounts were deferred in connection with the executives’ cash incentive bonuses with respect to the 2005 fiscal year which were paid in 2006.

(2)	Of the amount set forth in column (c), the following amounts are reported as compensation in the Summary Compensation Table for 2006: Mr. Reed — $42,343; Mr. Kloeppel — $21,119; Mr. Caparella — $14,225; and Mr. Fioravanti — $11,804. The remaining amounts were contributed in connection with the deferrals made with the executives’ cash incentive bonuses with respect to the 2005 fiscal year which were paid in 2006.

(3)	None of the amounts set forth in column (d) are reported as compensation in the Summary Compensation Table for 2006 as a result of the fact that above-market or preferential earnings are not available under the plan.

(4)	Of the amount set forth in column (f), the following amounts have previously been reported as compensation in the Company’s Summary Compensation Table in 2006 and/or previous years (or which would have been reported had the named executive officer been included in the Company’s Summary Compensation Table in all previous years): Mr. Reed — $2,308,064; Mr. Kloeppel — $74,952; Mr. Caparella — $96,502; Mr. Fioravanti — $108,220; and Mr. Todd — $238,626.

Supplemental Executive Retirement Plan

Mr. Reed’s April 23, 2001 employment agreement with the Company established a Custom Non-Qualified Mid-Career Supplemental Employee Retirement Plan (the “SERP”) for Mr. Reed. The initial retirement benefit under the SERP was $2.5 million, vesting at the rate of 25% per year beginning on April 23, 2001 (fully vesting on April 23, 2005). In 2004 Mr. Reed’s employment agreement was amended to extend his employment term through May 1, 2008. The amendment provided that, beginning April 23, 2005, the initial SERP benefit would be adjusted for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. The initial SERP benefit, as adjusted, is payable upon expiration of Mr. Reed’s employment agreement. Mr. Reed may elect to receive the initial SERP benefit, as adjusted, in the form of one lump sum payment or in the form of up to 15 equal annual installments.

As a part of this amendment, the Company also agreed to pay Mr. Reed an additional retirement benefit under the SERP of $1.0 million, as adjusted beginning April 23, 2005 for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. This additional SERP benefit vests at the rate of 20% per year beginning on May 1, 2005 (fully vesting on May 1, 2010). The vested portion of the additional SERP benefit, as adjusted, is payable upon expiration of Mr. Reed’s employment agreement. Mr. Reed may elect to receive the additional SERP benefit, as adjusted, in the form of one lump sum payment or in the form of up to 15 equal annual installments.

If Mr. Reed’s employment with the Company is terminated for any reason, Mr. Reed would be entitled to receive the initial SERP benefit, as adjusted. In addition, if Mr. Reed’s employment with the Company is terminated prior to May 1, 2008 (the expiration date of his employment agreement):

•	for “cause” (as defined in “Potential Payments on Termination or Change of Control” below), or if Mr. Reed resigns without “good reason” (as defined in “Potential Payments on Termination or Change of Control” below), including by reason of Mr. Reed’s retirement, he would not be entitled to any portion of the additional SERP benefit, as adjusted;

•	by reason of death or “disability” (as defined in “Potential Payments on Termination or Change of Control” below), Mr. Reed would be entitled to a pro-rata portion of the additional SERP benefit, as adjusted, based on the number of months he was employed after April 23, 2005;

•	without cause, or if Mr. Reed resigns for good reason, he would be entitled to the portion of the additional SERP benefit, as adjusted, vesting through May 1, 2008; or

•	without cause, or if Mr. Reed resigns for good reason, within one year of a “change of control” (as defined in “Potential Payments on Termination or Change of Control” below) of the Company, he would be entitled to the immediate vesting of the entire additional SERP benefit, as adjusted.

See “Potential Payments on Termination or Change of Control” below for an estimate of the potential payout of Mr. Reed’s additional SERP benefit, as adjusted, assuming that Mr. Reed’s employment was terminated as of December 31, 2006 in each of the circumstances described above.

The table set forth below shows the salary deferrals, Company matching obligations, earnings and account balances with respect to Mr. Reed’s SERP benefit in 2006. For purposes hereof the Company has summarized Mr. Reed’s SERP benefit using the disclosure format prescribed by the Securities and Exchange Commission for nonqualified deferred compensation (under Item 402(i) of Regulation S-K) rather than pension benefits due to the fact that this SERP benefit more closely resembles a “defined contribution” award than a “defined benefit” award. This determination was based on the fact that the SERP benefit is based solely on the amounts contributed by the Company to the plan on Mr. Reed’s behalf and the hypothetical investment earnings and losses on such contributions attributable to the performance of mutual funds selected by Mr. Reed.

Aggregate
	Executive		Aggregate	Withdrawals/	Aggregate
	Salary	Registrant Contributions	Earnings in	Distributions in	Balance
Name	Deferrals	in Last FY ($)	Last FY ($)	Last FY ($)	at Last FY ($)
(a)	in Last FY ($)(b)	(c)(1)	(d)(2)	(e)	(f)(3)

Colin V. Reed	—	—	$325,721	—	$4,086,023

(1)	As described above, the Company has an obligation to pay to Mr. Reed the initial SERP benefit and the additional SERP benefit, as adjusted for hypothetical investment earnings or losses. None of these amounts have been reported as compensation in the Summary Compensation Table for 2006 or previous years.

(2)	Represents hypothetical investment earnings for both the initial SERP benefit and the additional SERP benefit in 2006. None of the amounts set forth in column (d) are reported as compensation in the Summary Compensation Table for 2006 as a result of the fact that above-market or preferential earnings are not available with respect to the SERP.

(3)	Represents the value of both the initial SERP benefit and the additional SERP benefit, as adjusted, as of December 31, 2006. Mr. Reed is fully vested with respect to $3,152,075 of this amount.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL

Each of the Company’s named executive officers is subject to a written employment or severance agreement that governs the terms of his cash compensation upon termination. In addition, the provisions of such agreement, his equity incentive award agreements and the terms of the Company’s incentive and other benefit plans provide for the payment of certain amounts to each named executive officer upon termination. Payments of these amounts generally are conditioned upon the officer’s compliance with the other provisions of his employment or severance agreement, which include limitations upon his use and disclosure of confidential information, solicitation of employees and interference with the Company’s business opportunities (and in the case of Mr. Caparella and Mr. Fioravanti, an obligation not to compete with the business of the Company for a specified period following termination of employment).

Description of Potential Payments on Termination or Change of Control

The discussion below outlines the amount of compensation payable to each of the named executive officers of the Company in the event of a termination of employment or following a change of control. Except as otherwise noted, the discussion below applies to each of the named executive officers.

Payments Made Upon Any Termination of Employment.  Regardless of the manner in which a named executive officer’s employment with the Company is terminated, he will be entitled to receive the following amounts:

•	accrued but unpaid base salary through the date of termination;

•	accrued but unpaid cash incentive compensation attributable to the year(s) prior to the year in which termination occurred;

•	accrued but unpaid vacation pay, unreimbursed employment-related expenses and any other benefits owed to the executive under the Company’s employee benefit plans or policies;

•	the executive’s 401(k) Savings Plan and Supplemental Deferred Compensation Plan account balances; and

•	in the case of Mr. Reed, all of his initial SERP benefit, as adjusted, described in “Nonqualified Deferred Compensation — Supplemental Executive Retirement Plan” above.

Payments Made Upon Termination of a Named Executive Officer for Cause.  The Company may terminate each named executive officer for “cause”, which is defined as:

•	fraud, self-dealing, embezzlement or dishonesty in the course of his employment, or any conviction of a crime involving moral turpitude;

•	his failure to comply with any valid and legal Company directive, or any material uncured breach of his obligations under his employment or severance agreement; or

•	his failure to adequately perform his responsibilities, as demonstrated by objective and verifiable evidence showing that the business operations under his control have been materially harmed as a result of his gross negligence or willful misconduct (and in the case of Mr. Todd, any action that has brought or which reasonably could bring substantial public disgrace or disrepute to the Company).

If a named executive officer were terminated for cause, he would not be entitled to receive any amounts other than as listed under “Payments Made Upon Any Termination of Employment” above.

Payments Made Upon Resignation of a Named Executive Officer without Good Reason.  Each named executive officer may resign at any time. If his resignation were not for “good reason” (as defined below), he would only be entitled to:

•	all amounts under “Payments Made Upon Any Termination of Employment” above; and

•	exercise all stock options which were vested as of the date of resignation (with a 90-day exercise period).

The term “good reason” is defined under each named executive officer’s employment or severance agreement as:

•	a reduction in his annual base salary;

•	a material uncured breach of the Company’s obligations under the employment or severance agreement; or

•	a requirement that he permanently relocate his principal place of employment with the Company to another location.

Mr. Todd’s severance agreement provides that any material change in his status, working conditions or management responsibilities would also constitute “good reason” under the agreement. In addition, the following actions constitute “good reason” under the terms of each of Mr. Reed’s and Mr. Kloeppel’s employment agreements:

•	any adverse change in his position or title (whether or not approved by the Board of Directors), an assignment over his reasonable objection to any duties materially inconsistent with his current status or a substantial adverse alteration in the nature of his responsibilities;

•	the Company’s failure to pay any portion of his current compensation or vacation pay, or the Company’s failure to continue in effect any material compensatory plan (or an equivalent alternative) in which he may participate; or

•	the Company’s failure to provide him with, or material reduction of, an insurance, retirement savings and other benefits package substantially similar to those enjoyed by the Company’s other senior executives in which he is entitled to participate.

In addition, Mr. Reed’s retirement would generally be treated as a resignation without good reason generally entitling him to receive the items stated above. However, in the event of Mr. Reed’s retirement the exercise period of his stock option awards would extend until the expiration date of such awards, he would be entitled to certain retiree health benefits and (if the Company consented to his retirement) he would be entitled to receive the acceleration and immediate release of restrictions with respect to his restricted stock unit awards under the PARSUP Program.

Payments Made Upon Death or Disability of a Named Executive Officer.  In the event of a named executive officer’s death or “disability” (defined as a physical or mental incapacity rendering him unable to perform his job duties for 90 consecutive days or for a total of 180 days in any 12 months), he (or his estate, as applicable) would be entitled to:

•	all amounts under “Payments Made Upon Any Termination of Employment” above;

•	receive payments under the Company’s disability insurance or life insurance plans, as applicable;

•	the acceleration and immediate release of restrictions with respect to his restricted stock unit awards under the PARSUP Program and any outstanding restricted stock grants;

•	the accelerated vesting of all outstanding stock option awards (with an exercise period equal to the stated expiration date of the awards); and

•	in the case of Mr. Reed, a pro-rata portion of his additional SERP benefit, as adjusted, described in “Nonqualified Deferred Compensation — Supplemental Executive Retirement Plan” above.

Payments Made Upon Termination of a Named Executive Officer Without Cause or Resignation of a Named Executive Officer for Good Reason.  In the event of a named executive officer’s termination without cause (or resignation for good reason), he would be entitled to:

•	all amounts under “Payments Made Upon Any Termination of Employment” above;

•	the following severance payment:

Mr. Reed and	Mr. Caparella and
Mr. Kloeppel	Mr. Fioravanti	Mr. Todd

two times base salary in the year of termination, plus two times the annual cash incentive bonus for the previous year	one year of base salary in the year of termination, plus a pro-rated portion of the annual cash incentive bonus payable for the year of termination	one and one-half times base salary in the year of termination

Mr. Reed’s and Mr. Kloeppel’s severance payments are payable in a lump sum upon termination, Mr. Caparella’s and Mr. Fioravanti’s severance payments are payable over 12 months in accordance with the Company’s regular payroll practices, and Mr. Todd’s severance payment is payable at his election either in a lump sum at termination or in payments over 18 months;

•	the immediate release of all restrictions with respect to the following restricted stock unit awards under the PARSUP Program:

Mr. Reed and	Mr. Caparella and
Mr. Kloeppel	Mr. Fioravanti	Mr. Todd

a pro rata portion of all outstanding PARSUP awards	all PARSUP awards with restrictions scheduled to lapse within 12 months of termination	all PARSUP awards with restrictions scheduled to lapse within 18 months of termination

Mr. Todd would only be entitled to the benefit above if he elected to receive his severance payment over 18 months;

•	the immediate release of all restrictions with respect to the following restricted stock awards:

Mr. Caparella and
Mr. Reed	Mr. Kloeppel	Mr. Fioravanti	Mr. Todd

all outstanding awards	awards underlying up to 8,000 shares of common stock	all awards with restrictions scheduled to lapse within 12 months of termination	all awards with restrictions scheduled to lapse within 18 months of termination

Mr. Todd would only be entitled to the benefit above if he elected to receive his severance payment over 18 months; and

•	the ability to exercise all stock option awards vested as of termination, as well as the accelerated vesting and ability to exercise the following additional awards:

Mr. Caparella and
Mr. Reed	Mr. Kloeppel	Mr. Fioravanti	Mr. Todd

up to 250,000 unvested stock option awards held at termination	all unvested stock option awards held at termination scheduled to vest within two years of termination	all unvested stock option awards held at termination scheduled to vest within one year of termination	all unvested stock option awards held at termination scheduled to vest within 18 months of termination

Mr. Reed and Mr. Kloeppel will have two years from termination to exercise the awards, Mr. Caparella and Mr. Fioravanti will have one year from termination to exercise the awards and Mr. Todd (provided he elected to be paid his severance payment over 18 months) would have 21 months from termination to exercise the awards; and

•	in the case of Mr. Reed, a pro-rata portion of his additional SERP benefit, as adjusted, described in “Nonqualified Deferred Compensation — Supplemental Executive Retirement Plan” above.

Payments Made Upon a Termination Without Cause or Resignation for Good Reason Following a Change of Control. In the event of a named executive officer’s termination without cause or resignation for good reason, as defined above, within one year following a designated “change of control”, as defined below, of the Company, he would be entitled to receive:

•	all amounts under “Payments Made Upon Any Termination of Employment” above;

•	a lump-sum severance payment equal to three times his base salary for the year in which termination occurred, plus a payment equal to three times his annual cash incentive bonus for the year prior to the year in which termination occurred;

•	an amount equal to any federal or state excise or other taxes charged to him as a result of the receipt of any change of control payments;

•	the immediate release of restrictions with respect to all restricted stock unit awards pursuant to the PARSUP Program;

•	the immediate release of restrictions with respect to all restricted stock awards;

•	the ability to exercise all stock option awards vested as of termination, as well as the accelerated vesting and ability to exercise all unvested stock option awards (with an exercise period of two years from termination); and

•	in the case of Mr. Reed, all of his additional SERP benefit, as adjusted, described in “Nonqualified Deferred Compensation — Supplemental Executive Retirement Plan” above.

Under the terms of each named executive officer’s employment agreement, a “change of control” is deemed to occur if:

•	any person, other than the Company, a wholly-owned subsidiary, a benefit plan of the Company or certain affiliates, becomes the beneficial owner of 35% or more of the outstanding voting stock of the Company;

•	a majority of the incumbent members of the Board of Directors cease to serve on the Board without the consent of the incumbent Board;

•	following a merger, tender or exchange offer, other business combination or contested election, the holders of the Company’s stock prior to the transaction hold less than a majority of the combined voting power of the surviving entity; or

•	the Company sells all or substantially all of its assets.

Summary of Potential Payments on Termination or Change of Control

The tables below estimate the potential payments upon termination or a change of control of the Company for each named executive officer, assuming that the triggering event took place on December 31, 2006, and that the price per share of the Company’s common stock was $50.93 (the closing price per share of the Company’s stock on December 29, 2006, the last business day of 2006). The actual amounts to be paid out to a named executive officer can only be determined at the time of the named executive officer’s termination of employment with the Company.

Colin V. Reed.  The following table shows the potential payments described above for Mr. Reed:

	Involuntary			Involuntary		Involuntary
	Termination for			Termination		Termination
	Cause or			Without		Without Cause or
	Resignation			Cause or		Resignation for
	Without		Death or	Resignation		Good Reason
	Good Reason	Retirement	Disability	for Good Reason		Upon a Change
Benefits and Payments Upon Separation	($)	($)	($)	($)		of Control ($)

Cash Severance Payment	—	−0−	−0−	$3,224,914	(7)	$4,837,371	(8)
Non-Equity Incentive Compensation(1)	—	−0−	$1,236,033	1,236,033		1,236,033
Accelerated Vesting of Stock Option Awards(2)	—	−0−	2,810,063	2,810,063		2,810,063
Accelerated Lapse of Restrictions on Restricted Stock Awards(3)	—	−0−	−0−	−0−		−0−
Accelerated Lapse of Restrictions on PARSUP Awards(4)	—	$8,658,100	8,658,100	6,637,877		8,658,100
Accelerated Vesting of Additional SERP Benefit(5)	—	−0−	394,982	394,982		1,184,947
Continuation of Insurance Benefits(6)	—	−0−	−0−	−0−		−0−
Excise Tax and Gross-Up	—	−0−	−0−	−0−		618,880	(9)

(1)	Reflects the non-equity incentive bonus for the 2006 fiscal year paid in February 2007, which is also included in the Summary Compensation Table above.

(2)	Accelerated vesting of stock option amounts is calculated as the difference between the closing market price of our common stock on December 29, 2006 ($50.93 per share as reported on the New York Stock Exchange) and the respective exercise prices of the in-the-money unvested stock options.

(3)	No restricted stock awards were held by Mr. Reed as of December 31, 2006.

(4)	Accelerated lapse of restrictions on outstanding PARSUP awards is calculated by multiplying the applicable number of shares of common stock issuable upon conversion of PARSUP awards by the closing market price of our common stock on December 29, 2006 ($50.93 per share as reported on the New York Stock Exchange).

(5)	Represents the dollar value of the additional SERP benefit, as adjusted, payable to Mr. Reed upon each above-listed event of termination, described in “Nonqualified Deferred Compensation — Supplemental Executive Retirement Benefit” above.

(6)	The Company is required to continue its standard level of insurance coverage for Mr. Reed and his spouse in the event of any termination of employment other than by the Company for cause or by Mr. Reed without good reason, but Mr. Reed is required to reimburse the Company for the cost of such coverage.

(7)	Amount equal to two times Mr. Reed’s base salary in effect at December 31, 2006 plus two times Mr. Reed’s incentive cash bonus for the 2005 fiscal year, payable in a lump sum upon termination.

(8)	Amount equal to three times Mr. Reed’s base salary in effect at December 31, 2006 plus three times Mr. Reed’s incentive cash bonus for the 2005 fiscal year, payable in a lump sum upon termination.

(9)	Represents the payment associated with the cash severance payment listed above.

David C. Kloeppel.  The following table shows the potential payments described above for Mr. Kloeppel:

						Involuntary
						Termination
						Without
						Cause or
				Involuntary		Resignation
	Involuntary			Termination		for Good
	Termination for			Without		Reason
	Cause or			Cause or		Upon a
	Resignation		Death or	Resignation		Change of
	Without Good	Retirement	Disability	for Good		Control
Benefits and Payments Upon Separation	Reason ($)	($)	($)	Reason ($)		($)

Cash Severance Payment	—	—	−0−	$1,655,084	(5)	$2,482,626	(6)
Non-Equity Incentive Compensation(1)	—	—	$550,421	550,421		550,421
Accelerated Vesting of Stock Option Awards(2)	—	—	1,116,300	936,525		1,116,300
Accelerated Lapse of Restrictions on Restricted Stock Awards(3)	—	—	611,160	407,440		611,160
Accelerated Lapse of Restrictions on PARSUP Awards(4)	—	—	3,565,100	2,733,243		3,565,100
Excise Tax and Gross-Up	—	—	−0−	−0−		−0−	(7)

(1)	Reflects the non-equity incentive bonus for the 2006 fiscal year paid in February 2007, which is also included in the Summary Compensation Table above.

(2)	Accelerated vesting of stock option amounts is calculated as the difference between the closing market price of our common stock on December 29, 2006 ($50.93 per share as reported on the New York Stock Exchange) and the respective exercise prices of the in-the-money unvested stock options.

(3)	Accelerated lapse of restrictions on outstanding restricted stock awards is calculated by multiplying the applicable number of shares of restricted stock by the closing market price of our common stock on December 29, 2006 ($50.93 per share as reported on the New York Stock Exchange).

(4)	Accelerated lapse of restrictions on outstanding PARSUP awards is calculated by multiplying the applicable number of shares of common stock issuable upon conversion of PARSUP awards by the closing market price of our common stock on December 29, 2006 ($50.93 per share as reported on the New York Stock Exchange).

(5)	Amount equal to two times Mr. Kloeppel’s base salary in effect at December 31, 2006 plus two times Mr. Kloeppel’s incentive cash bonus for the 2005 fiscal year, payable in a lump sum upon termination.

(6)	Amount equal to three times Mr. Kloeppel’s base salary in effect at December 31, 2006 plus three times Mr. Kloeppel’s incentive cash bonus for the 2005 fiscal year, payable in a lump sum upon termination.

(7)	Represents the payment associated with the cash severance payment listed above.

John P. Caparella.  The following table shows the potential payments described above for Mr. Caparella:

						Involuntary
				Involuntary		Termination
	Involuntary			Termination		Without Cause or
	Termination for			Without		Resignation for
	Cause or			Cause or		Good Reason
	Resignation		Death or	Resignation		Upon a Change
	Without Good	Retirement	Disability	for Good		of Control
Benefits and Payments Upon Separation	Reason ($)	($)	($)	Reason ($)		($)

Cash Severance Payment	—	—	−0−	$350,000	(5)	$1,482,048	(6)
Non-Equity Incentive Compensation(1)	—	—	$277,654	277,654		277,654
Accelerated Vesting of Stock Option Awards(2)	—	—	443,193	240,939		443,193
Accelerated Lapse of Restrictions on Restricted Stock Awards(3)	—	—	−0−	−0−		−0−
Accelerated Lapse of Restrictions on PARSUP Awards(4)	—	—	1,782,550	−0−		1,782,550
Excise Tax and Gross-Up	—	—	−0−	−0−		149,928	(7)

(1)	Reflects the non-equity incentive bonus for the 2006 fiscal year paid in February 2007, which is also included in the Summary Compensation Table above.

(2)	Accelerated vesting of stock option amounts is calculated as the difference between the closing market price of our common stock on December 29, 2006 ($50.93 per share as reported on the New York Stock Exchange) and the respective exercise prices of the in-the-money unvested stock options.

(3)	No restricted stock awards were held by Mr. Caparella as of December 31, 2006.

(4)	Accelerated lapse of restrictions on outstanding PARSUP awards is calculated by multiplying the applicable number of shares of common stock issuable upon conversion of PARSUP awards by the closing market price of our common stock on December 29, 2006 ($50.93 per share as reported on the New York Stock Exchange). If Mr. Caparella were terminated without cause or resigned for good reason as of the date of this proxy statement, Mr. Caparella would be entitled to receive all of the outstanding PARSUP awards held by him due to the fact that these awards were scheduled to vest in February 2008, which would be within 12 months of the date of his termination.

(5)	Amount equal to one times Mr. Caparella’s base salary in effect at December 31, 2006, payable over 12 months.

(6)	Amount equal to three times Mr. Caparella’s base salary in effect at December 31, 2006 plus three times Mr. Caparella’s incentive cash bonus for the 2005 fiscal year, payable in a lump sum upon termination.

(7)	Represents the payment associated with the cash severance payment listed above.

Mark Fioravanti.  The following table shows the potential payments described above for Mr. Fioravanti:

						Involuntary
						Termination
						Without
	Involuntary			Involuntary		Cause or
	Termination for			Termination		Resignation
	Cause or			Without		for Good
	Resignation			Cause or		Reason Upon
	Without		Death or	Resignation		a Change
	Good Reason	Retirement	Disability	for Good		of Control
Benefits and Payments Upon Separation	($)	($)	($)	Reason ($)		($)

Cash Severance Payment	—	—	−0−	$333,000	(5)	$1,299,000	(6)
Non-Equity Incentive Compensation(1)	—	—	−0−	−0−		−0−
Accelerated Vesting of Stock Option Awards(2)	—	—	$631,855	328,576		631,855
Accelerated Lapse of Restrictions on Restricted Stock Awards(3)	—	—	203,720	152,790		203,720
Accelerated Lapse of Restrictions on PARSUP Awards(4)	—	—	1,782,550	−0−		1,782,550
Excise Tax and Gross-Up	—	—	−0−	−0−		−0−	(7)

(1)	As discussed in the Summary Compensation Table above, Mr. Fioravanti did not receive a non-equity incentive bonus for the 2006 fiscal year.

(2)	Accelerated vesting of stock option amounts is calculated as the difference between the closing market price of our common stock on December 29, 2006 ($50.93 per share as reported on the New York Stock Exchange) and the respective exercise prices of the in-the-money unvested stock options.

(3)	Accelerated lapse of restrictions on outstanding restricted stock awards is calculated by multiplying the applicable number of shares of restricted stock by the closing market price of our common stock on December 29, 2006 ($50.93 per share as reported on the New York Stock Exchange).

(4)	Accelerated lapse of restrictions on outstanding PARSUP awards is calculated by multiplying the applicable number of shares of common stock issuable upon conversion of PARSUP awards by the closing market price of our common stock on December 29, 2006 ($50.93 per share as reported on the New York Stock Exchange). If Mr. Fioravanti were terminated without cause or resigned for good reason as of the date of this proxy statement, Mr. Fioravanti would be entitled to receive all of the outstanding PARSUP awards held by him due to the fact that these awards were scheduled to vest in February 2008, which would be within 12 months of the date of his termination.

(5)	Amount equal to one times Mr. Fioravanti’s base salary in effect at December 31, 2006, payable over 12 months.

(6)	Amount equal to three times Mr. Fioravanti’s base salary in effect at December 31, 2006 plus three times Mr. Fioravanti’s incentive cash bonus for the 2005 fiscal year, payable in a lump sum upon termination.

(7)	Represents the payment associated with the cash severance payment listed above.

Carter R. Todd.  The following table shows the potential payments described above for Mr. Todd:

						Involuntary
						Termination
						Without
				Involuntary		Cause or
				Termination		Resignation
	Involuntary			Without		for Good
	Termination for			Cause or		Reason Upon
	Cause or Resignation		Death or	Resignation		a Change
	Without Good Reason	Retirement	Disability	for Good Reason		of Control
Benefits and Payments Upon Separation	($)	($)	($)	($)		($)

Cash Severance Payment	—	—	−0−	$578,009	(5)	$1,156,017	(6)
Non-Equity Incentive Compensation(1)	—	—	$200,630	200,630		200,630
Accelerated Vesting of Stock Option Awards(2)	—	—	379,825	319,900		379,825
Accelerated Lapse of Restrictions on Restricted Stock Awards(3)	—	—	101,860	101,860		101,860
Accelerated Lapse of Restrictions on PARSUP Awards(4)	—	—	1,145,925	1,145,925		1,145,925
Excise Tax and Gross-Up	—	—	−0−	−0−		−0−	(7)

(1)	Reflects the non-equity incentive bonus for the 2006 fiscal year paid in February 2007, which is also included in the Summary Compensation Table above.

(2)	Accelerated vesting of stock option amounts is calculated as the difference between the closing market price of our common stock on December 29, 2006 ($50.93 per share as reported on the New York Stock Exchange) and the respective exercise prices of the in-the-money unvested stock options. For purposes of this calculation it has been assumed that, in the event of his termination without cause or resignation for good reason, Mr. Todd elected to receive his cash severance payment over a period of 18 months.

(3)	Accelerated lapse of restrictions on outstanding restricted stock awards is calculated by multiplying the applicable number of shares of restricted stock by the closing market price of our common stock on December 29, 2006 ($50.93 per share as reported on the New York Stock Exchange). For purposes of this calculation it has been assumed that, in the event of his termination without cause or resignation for good reason, Mr. Todd elected to receive his cash severance payment over a period of 18 months.

(4)	Accelerated lapse of restrictions on outstanding PARSUP awards is calculated by multiplying the applicable number of shares of common stock issuable upon conversion of PARSUP awards by the closing market price of our common stock on December 29, 2006 ($50.93 per share as reported on the New York Stock Exchange). For purposes of this calculation it has been assumed that, in the event of his termination without cause or resignation for good reason, Mr. Todd elected to receive his cash severance payment over a period of 18 months.

(5)	Amount equal to one and one-half times Mr. Todd’s base salary in effect at December 31, 2006 plus one and one-half times Mr. Todd’s incentive cash bonus for the 2005 fiscal year, payable in Mr. Todd’s election either in a lump sum upon termination or over a period of 18 months.

(6)	Amount equal to three times Mr. Todd’s base salary in effect at December 31, 2006 plus three times Mr. Todd’s incentive cash bonus for the 2005 fiscal year, payable in a lump sum upon termination.

(7)	Represents the payment associated with the cash severance payment listed above.

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information About Our Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm. Our independent registered public accounting firm will audit our consolidated financial statements for 2007 and management’s assessment as to whether we maintained effective internal control over financial reporting as of December 31, 2007. This appointment has been submitted for your ratification. If you do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider their appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to speak and respond to your questions.

Fee Information

The following table presents fees for audit, audit-related, tax and other services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the years ended December 31, 2006 and 2005:

	2006	2005

Audit Fees	$1,286,809	$1,367,487
Audit-Related Fees	−0−	−0−
Tax Fees	242,736	10,055
All Other Fees	−0−	−0−

	$1,529,545	$1,377,542

The fees for audit services during 2006 and 2005 include fees associated with the audit of our consolidated financial statements, including the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, issuances of comfort letters and assistance with documents filed with the Securities and Exchange Commission and reviews of our 2006 and 2005 quarterly financial statements. There were no fees for audit-related services in 2006 or 2005. Fees for tax services relate to domestic and international tax compliance matters, tax advice and planning, and tax assistance with transactions contemplated or completed by us during 2006 and 2005. There were no fees for other services provided by Ernst & Young LLP in 2006 or 2005. Ernst & Young LLP did not provide professional services during 2006 or 2005 related to financial information systems design and implementation.

Audit Committee Pre-Approval Policy

All audit services, audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for pre-approval of audit services, audit-related services, tax services and other services specifically described by the Audit Committee on an annual basis, and individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter. If you abstain from voting on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against the proposal. Broker nonvotes will not affect this proposal, provided that a quorum has been established. However, as discussed elsewhere in this proxy statement, both abstentions and broker nonvotes will factor into the determination of the existence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee operates under a written charter adopted by the Board of Directors on February 4, 2004. The charter can also be found on the Company’s website at www.gaylordentertainment.com under “Corporate Governance” on the Investor Relations page. The charter is also available in print to any stockholder who requests it. During the fall of 2006 the Audit Committee conducted a self-evaluation in order to assess the effectiveness of the Committee, and at its November 2006 meeting the Audit Committee members discussed the results of the self-evaluation process.

The Audit Committee reviews the financial information provided to stockholders and others, oversees the performance of the internal audit function and the system of internal control over financial reporting which management and the Board of Directors have established, oversees compliance with legal and regulatory requirements by the Company and its employees relating to the preparation of financial information and reviews the independent registered public accounting firm’s qualifications, independence and performance. As part of its oversight of the Company’s financial statements, the Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2006, and the financial statements for the three years ended December 31, 2006, with management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented; and

•	received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young LLP its independence.

The Audit Committee also has considered whether the provision by Ernst & Young LLP of non-audit services described in “Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm — Fee Information” above is compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee’s review and discussion of the audited financial statements with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and Ernst & Young LLP their general preference for conservative policies when a range of accounting options is available.

In performing these functions, the Audit Committee acts in an oversight capacity. The Audit Committee does not complete all of its reviews prior to the Company’s public announcements of financial results and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Ernst & Young LLP, which in its report expresses an opinion on the conformity of the Company’s annual financial statements with generally accepted accounting principles.

In reliance on these reviews and discussions and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:
     ROBERT P. BOWEN, CHAIRMAN
     MICHAEL J. BENDER
     E. K. GAYLORD II
     R. BRAD MARTIN

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on our review of those forms and certain written representations from reporting persons, we believe that in 2006 all of our executive officers, directors and greater than 10% beneficial owners were in compliance with all applicable filing requirements.

ADDITIONAL INFORMATION

Stockholder Nominations of Candidates for Board Membership

A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder who is a stockholder of record on the record date for the meeting and on the date of notice of the meeting, and who delivers timely notice of the nomination in proper written form, as provided by our Bylaws. The notice must include certain biographical information regarding the proposed nominee and the proposed nominee’s written consent to nomination, as set forth in our Bylaws.

For a stockholder’s notice to be timely, it must be delivered to or mailed and received at the principal executive offices of the Company: (a) in the case of a nomination to be voted on at an annual meeting, not less than 60 days nor more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders, except that if the annual meeting is called for a date that is not within 30 days before or after the anniversary date, for the stockholder’s notice to be timely, it must be received by the Company not later than the close of business on the tenth day after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first; and (b) in the case of a nomination to be voted on at a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day after the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Stockholder Proposals for 2008 Annual Meeting

If you would like to submit a proposal for inclusion in our proxy statement for the 2008 annual meeting, your proposal must be in writing and be received by us at our principal executive offices prior to the close of business on December 4, 2007.

If you want to bring business before the 2008 annual meeting which is not the subject of a proposal submitted for inclusion in the proxy statement, our Bylaws require that you meet the eligibility requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and deliver a notice in proper written form to our Secretary by March 4, 2008, but not before February 3, 2008 (or, if the annual meeting is called for a date that is not within 30 days of May 3, 2008, the notice must be received by the close of business on the tenth day following the earlier of the day the notice of the 2008 annual meeting was mailed or public disclosure of the date of the annual meeting was made). If you bring business before the 2008 annual meeting but the presiding officer of that meeting determines that you did not notify us of that business within the required time period, then the presiding officer will declare to the meeting that your business was not properly brought before the meeting and your business will not be transacted at that meeting.

Requests for Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2006, excluding certain of the exhibits thereto, may be obtained without charge by writing to the Company’s Investor Relations department at the address set forth below.

Our 2006 Annual Report to Stockholders is being mailed to stockholders with this proxy statement. The Annual Report to Stockholders is not part of the proxy solicitation materials. In certain instances, one copy of the Company’s Annual Report to Stockholders and proxy statement may be delivered to two or more stockholders who share an address. For voting purposes, a separate proxy card will be included for each stockholder at a shared address. Stockholders sharing an address who are receiving multiple copies of the Company’s annual reports or proxy statements may request delivery of a single copy, and stockholders sharing an address who are receiving a single copy of these documents may request delivery of multiple copies. Such requests can be made orally or in writing and should be directed to the attention of Investor Relations at the following address (which is the address of our principal executive offices): Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214, (615) 316-6000.

GAYLORD ENTERTAINMENT COMPANY

Proxy for Annual Meeting of Stockholders
to be held on May 3, 2007

Solicited on behalf of the Board of Directors of Gaylord Entertainment Company

The undersigned hereby appoints Colin V. Reed, Ralph Horn and Carter R. Todd and each of them, as proxies, with full power of substitution, to vote all shares that the undersigned would be entitled to cast if personally present at the meeting and any adjournment or postponement thereof at the Annual Meeting of Stockholders of Gaylord Entertainment Company (the “Company”) to be held at the Gaylord Palms Resort and Convention Center, 6000 West Osceola Parkway, Kissimmee, Florida on Thursday, May 3, 2007, at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to all shares of the common stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

If one or more of the proxies named shall be present in person or by substitute at the Annual Meeting or at any adjournments(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

This proxy also provides voting instructions for shares held by Wilmington Trust Company, the Trustee for the Company’s 401(k) Savings Plan, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in this plan. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company’s stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received.

This card should be voted by mail, Internet or telephone, in time to reach the Company’s proxy tabulator, Automatic Data Processing, by 11:59 p.m. Eastern time on May 2, 2007, for all registered shares to be voted and by 11:59 p.m. Eastern time on May 1, 2007, for the Trustee to vote the plan shares.

GAYLORD ENTERTAINMENT COMPANY.

Vote on Directors

1.	Election of Directors.

Nominees:
01) E. K. Gaylord II	04) Ralph Horn	06) R. Brad Martin	08) Colin V. Reed
02) E. Gordon Gee	05) Michael J. Bender	07) Michael D. Rose	09) Michael I. Roth
03) Ellen Levine

☐	For All
☐	Withhold All
☐	For All Except

To withhold authority to vote for any individual nominee, mark “For All Except” and write the number(s) of the nominee(s) on the line below:

2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

3.	In the discretion of the proxies on any other matter that may properly come before said meeting or any adjournment(s) or postponement(s) thereof.

These shares will be voted in accordance with your specifications. If no choice is specified, shares will be voted FOR the election of the nine (9) nominees set forth below, voted FOR ratification of the appointment of the Company’s independent registered public accounting firm, and, in the discretion of the proxies, FOR or AGAINST any other matter that may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, in each case as more fully set forth in the accompanying proxy statement of the Company.

Signature

Date: _ _

Signature (Joint Owners)

Date: _ _

Please date this proxy and sign your name exactly as it appears on the stock certificate. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.